Exhibit 10.14

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Execution Copy

ASSET PURCHASE AGREEMENT

between

ASTRAZENECA UK LIMITED

and

ABRAXIS BIOSCIENCE, INC.

April 26, 2006

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i

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5.6.	Financing	29

ARTICLE VI CERTAIN OBLIGATIONS OF THE SELLER PRIOR TO THE CLOSING		29
6.1.	Conduct of Business	29
6.2.	Restricted Activities and Transactions	30
6.3.	Cooperation	30
6.4.	No Solicitation of Transaction	31
6.5.	Access	31
6.6.	Confidentiality	31
6.7.	HSR Notification	31
6.8.	Financials	32
6.9.	Cooperation Regarding Financial Statements	32
6.10.	Certain Notifications	32
6.11.	Distribution Arrangements	33
6.12.	Tax Matters	33

ARTICLE VII CERTAIN OBLIGATIONS OF THE PURCHASER PRIOR TO THE CLOSING		34
7.1.	Cooperation	34
7.2.	HSR Notification	34
7.3.	Insurance	34
7.4.	Confidentiality	34
7.5.	Certain Notifications	35

ARTICLE VIII CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PURCHASER		35
8.1.	Representations and Warranties True	35
8.2.	Performance	35
8.3.	No Material Adverse Change	35
8.4.	Approvals and Designated Contracts	35
8.5.	Deliveries	36
8.6.	Absence of Litigation	36
8.7.	HSR Act	36
8.8	Co-Promotion Signing Fee	36

ARTICLE IX CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE SELLER		36
9.1.	Representations and Warranties True	37
9.2.	Performance	37
9.3.	Approvals	37
9.4.	Deliveries	37
9.5.	Absence of Litigation	38
9.6.	HSR Act	38

ARTICLE X CERTAIN ADDITIONAL COVENANTS AND AGREEMENTS		38
10.1.	Books and Records; Access	38
10.2.	Specific Performance; Injunctive Relief	39
10.3.	Further Assurances	39
10.4.	Accounts Receivable, Etc.	40
10.5.	Post-Closing Confidentiality	40

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10.6.	The Seller’s Labels	40
10.7.	Returns, Rebates and Chargebacks	41
10.8.	Recalls	41
10.9.	Covenant Not to Compete	41
10.10.	Right of First Offer	42
10.11.	Authorized Generic Status	43
10.12	Obligation to Cooperate Upon Assignment or Sale	43

ARTICLE XI SURVIVAL; INDEMNIFICATION		44
11.1.	Survival	44
11.2.	Indemnification by the Seller	44
11.3.	Indemnification by the Purchaser	44
11.4.	Notice and Payment of Claims	45
11.5.	Matters Involving Third Parties	45
11.6.	Limitation of Remedies	46

ARTICLE XII TERMINATION		47
12.1.	Termination	47
12.2.	Effect of Termination	48

ARTICLE XIII MISCELLANEOUS		48
13.1.	Public Announcements	48
13.2.	Amendment; Waiver	48
13.3.	Fees and Expenses	49
13.4.	Notices	49
13.5.	Assignment	50
13.6.	Governing Law; Consent to Jurisdiction	50
13.7.	Headings	51
13.8.	Entire Agreement	51
13.9.	Severability	51
13.10.	No Third Party Beneficiaries	52
13.11.	References to Articles, Etc.	52
13.12.	References to “Herein,” Etc.	52
13.13.	Counterparts	52

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EXHIBITS

Exhibit A	Manufacturing and Supply Agreements
Exhibit B	Excluded Injectible Products
Exhibit C	Allocation of Consideration

SCHEDULES

Schedule A	Products

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ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement, dated April 26, 2006 (the “Agreement”), is entered into between AstraZeneca UK Limited, an English limited company (the “Seller”), and Abraxis Bioscience, Inc., a Delaware corporation (the “Purchaser”).

W I T N E S S E T H:

WHEREAS, as of April 26, 2006 and in consideration for Seller and Purchaser entering into this Agreement, Seller and Purchaser have entered into a Co-Promotion and Strategic Marketing Services Agreement and related agreements, which provides for, among other items, (i) long term product supply agreements and (ii) Seller’s provision of various services to Purchaser; and

WHEREAS, in connection therewith, the Seller desires to transfer, sell, convey, assign and deliver to the Purchaser, and the Purchaser desires to acquire and assume from the Seller, the Transferred Assets and Assumed Liabilities (as defined herein), respectively, in accordance with the terms and subject to the conditions of this Agreement.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1. Definitions. The following terms, as used in this Agreement, shall have the following meanings:

“acquisition proposal” shall have the meaning ascribed to such term in Section 6.4 hereof.

“Acquisition Agreements” shall mean, collectively, this Agreement, the Assignment and Assumption Agreement, the Bill of Sale, the IP Assignment Agreement, the Domain Name Assignment Agreement and any and all other transfer, assignment and assumption documents and all certificates delivered in connection with this Agreement.

“Acquisition Documents” shall mean, collectively, the Acquisition Agreements, the Manufacturing and Supply Agreements, the Cooperation Agreement, the Safety Monitoring Agreement, and any and all other agreements, instruments, certificates and other documents executed and delivered in connection herewith or therewith or contemplated hereby or thereby.

“Act” shall mean the U.S. Federal Food, Drug, and Cosmetic Act, as amended, and the rules and regulations promulgated thereunder.

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“Action” shall mean any claim, dispute, action (including any action seeking injunctive or other equitable relief), arbitration, mediation, litigation, proceeding, suit or governmental investigation, and any appeal therefrom.

“Affiliate” shall mean, with respect to any Person, another Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. For purposes of this definition, “control” and, with correlative meanings, the terms “controlled by” and “under common control with” means the power to direct or cause the direction of the management or policies of a Person, whether through ownership of voting securities, by contract, resolution, regulation or otherwise.

“Agreement” shall mean this Asset Purchase Agreement together with all of the Schedules and Exhibits attached hereto.

“Allocation” shall have the meaning ascribed to such term in Section 2.7 hereof.

“Alternative Facility” shall mean, with respect to any Product or API, any facility of the Purchaser, any of its Subsidiaries or any other Person that is from time to time designated as such by the Purchaser.

“ANDA” shall mean, with respect to any Product, any Abbreviated New Drug Application, as defined in and regulated under the Act, for such Product, as the same may be supplemented or amended from time to time.

“Antitrust Division” shall mean the Antitrust Division of the U.S. Department of Justice or any successor entity.

“API” shall mean, with respect to each of the Products, the active pharmaceutical ingredients used by the Seller or any of its Affiliates to manufacture such Product as of the date of this Agreement and as of Closing Date.

“Approval” shall mean any approval, authorization, consent, license, franchise, order or permit of or by, notice to, or filing or registration with, a Person.

“Assignment and Assumption Agreement” shall mean the instrument of assignment and assumption of the Assumed Liabilities by the Purchaser, in the form to be mutually agreed to by the parties prior to the Closing Date.

“Assumed Liabilities” shall have the meaning ascribed to such term in Section 2.3 hereof.

“Bill of Sale” shall mean the bill of sale transferring to the Purchaser the Transferred Assets in the form to be mutually agreed to by the Purchaser and the Seller prior to the Closing Date.

“Books and Records” shall mean all books, records, files, documents, data and information (including Formulation Data, Safety Data, agreements with customers, suppliers,

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distributors, wholesalers, GPOs and government agencies, customer lists, cost and pricing data, market research reports, reference catalogs and, to the extent not originals, true and complete copies of all files relating to the filing, prosecution, issuance, ownership, maintenance, enforcement and/or defense of any patents, patent applications, trademarks, copyrights or other intellectual property rights, whether on paper or in electronic format) Controlled by the Seller or any its Affiliates and relating to the formulating, manufacturing, developing, packaging, labeling and storing of Products or API for sale in the Territory or the distribution, marketing, sale, promotion, importation or use of Products or API in the Territory.

“Business Combination” shall mean any merger, consolidation, sale or transfer of all or substantially all of the assets, or other similar transaction to which the Purchaser is a party unless, following such transaction or transactions, (i) the individuals and entities who were the beneficial owners of the outstanding voting securities of the Purchaser immediately prior to such transaction beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or similar governing persons of the corporation or other entity resulting from such transaction (“Successor”) in substantially the same proportions as their ownership immediately prior to such transaction of such outstanding voting securities, and (ii) at least fifty percent (50%) of the members of the Board of Directors or similar governing body of the Successor were members of the Board of Directors of the Purchaser at the time of the execution of the initial agreement, or the action of the Board of Directors of the Purchaser, providing for such transaction.

“cGMP(s)” shall mean current good manufacturing practices established under applicable Laws and Regulations, including, without limitation, Regulations of the FDA.

“Change of Control” shall mean (a) a Business Combination involving the Purchaser, (b) a sale and/or transfer of all or substantially all of the Transferred Assets and Licensed Assets, or (c) a change in the beneficial ownership of fifty percent (50%) or more of the Purchaser’s voting securities (whether in a single transaction or series of related transactions) where, immediately after giving effect to such change, the legal or beneficial owner of more than fifty percent (50%) of the Purchaser’s voting securities is a Third Party or Group, excluding any equity investments by venture capitalists or investment banks or other non-strategic investors, who alone or with their Affiliates, are not themselves in the business of developing and commercializing pharmaceutical products.

“Clinical Data” shall mean, to the extent available to and Controlled by the Seller and its Affiliates at any time or from time to time prior to and as of the Closing Date, all clinical studies completed, manuscripts for all clinical studies, dossiers, new indications, regimens, statistical analyses, and summary reports, associated with and material to the Products in either electronic or hard copy form, whether inside or outside of the Territory to the extent used in a filing for a Transferred Product Registration made in the Territory.

“Closing” shall mean the consummation of the transactions contemplated by this Agreement.

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“Closing Date” shall mean July 31, 2006 or such earlier date as the parties shall mutually agree, if the conditions precedent to Closing described in Article VIII and Article IX hereof have been fully satisfied or waived by the appropriate party or parties hereto on or prior to such date (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) or, if the conditions precedent to the Closing described in Articles VIII and IX have not been fully satisfied or waived by the appropriate party or parties hereto on or prior to such date (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), as promptly as practicable, but in no event later than two (2) Business Days thereafter.

“Co-Promotion Agreement” shall mean the Co-Promotion and Strategic Marketing Services Agreement between the Purchaser and the Seller, with such changes thereto as may be mutually agreed upon by the parties thereto.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Competing Product” [***].

“Condition” shall mean any act, omission, occurrence, change, effect, event or any series or combination thereof.

“Contracts” shall mean any and all written binding commitments, contracts, purchase orders, leases, licenses, commitments, arrangements, undertakings or other agreements.

“Control” or “Controlled” shall mean, with respect to any particular assets described in this Agreement to which this term is applied, that the Seller or its Affiliate owns or has a license to such asset.

“Cooperation Agreement” shall mean the agreement between the Purchaser and the Seller to be mutually agreed upon by the parties prior to the Closing Date.

“Current” shall mean the existing, prepared, made or being made, tested or being tested, or physically reduced to practice or contained in an invention disclosure form prior to or as of the Closing Date.

“Damages” shall mean any direct or out-of-pocket claim, Liability, penalty, debt, cost or expense (including, without limitation, reasonable attorneys’ and accountants’ fees, costs and expenses, including reasonable costs and expenses incurred in pursuing or defending Third Party Actions or Product Liability Claims under Article X or Article XI hereof, and the reasonable costs and expenses incurred in responding to, defending, satisfying or complying with an injunction or other equitable action or order or investigation of a Governmental Authority) or damage of any kind or nature whatsoever but excluding in all cases special, incidental, exemplary, punitive and consequential damages other than such damages that are components of awards or judgments in Third Party Actions or Product Liability Claims that have been finally determined.

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“DEA” shall mean the U.S. Drug Enforcement Administration or any successor entity or any comparable Governmental Authority having similar jurisdiction outside the Territory.

“Diprivan Litigation” shall mean the ongoing patent litigation, AstraZeneca v. Mayne Pharma (USA) Inc. (fka Faulding Pharmaceutical Co.), Case No. 06-1118 (CAFC)(October 4, 2002).

“Diprivan Products” shall mean, collectively, all of the Diprivan Products set forth on Schedule 1.1(a).

“DMFs” shall mean, with respect to each Product and API, the Drug Master Files related thereto maintained or Controlled by or on behalf of the Seller or any of its Affiliates.

“Domain Name Assignment Agreement” shall mean the agreement between the Purchaser and the Seller to be mutually agreed upon by the parties prior to the Closing Date.

“Domain Names” shall mean the URLs that are material to the formulating, manufacturing, developing, packaging, labeling or storing any Product or API for sale in the Territory or to the marketing, distributing and selling of any Product or API in the Territory as conducted by Seller and its Affiliates on the Closing Date

“Effective Time” shall mean 12:01 a.m., New York time on the Closing Date.

“Establishment Registration” shall mean the registration of the facilities used in the process of formulating, manufacturing, developing, packaging, marketing, distributing and selling the Products, as required under the Act and, if required by Law, the DEA and any applicable Governmental Authority.

“Excluded Assets” shall have the meaning ascribed to such term in Section 2.2 hereof.

“Excluded Liabilities” shall have the meaning ascribed to such term in Section 2.4 hereof.

“Ex-Territory Agreement” shall have the meaning ascribed to such term in Section 10.11 hereof.

“Ex-Territory Notice” shall have the meaning ascribed to such term in Section 10.11 hereof.

“Ex-Territory Response Notice” shall have the meaning ascribed to such term in Section 10.11 hereof.

“Foreign Regulatory Authorities” shall mean any regulatory authority outside of the Territory having similar jurisdiction to the FDA.

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“FDA” shall mean the U.S. Food and Drug Administration or any successor entity having similar jurisdiction.

“finally determined”, and other correlative terms such as “final determination”, with respect to any U.S. federal income Tax shall mean a “determination” as defined in Section 1313(a) of the Code, and with respect to any other Action, Liability or Damages shall mean (i) when the parties to such Action or the parties that have an interest in such Liability or Damages shall have so determined by mutual written agreement or (ii) if disputed, when an order of a Government Authority having competent jurisdiction with respect to such matters shall have been entered and no appeal therefrom has been, or can be, taken or the time for appeal has expired.

“Formulation Data” shall mean all discoveries, inventions, dosage forms, formulations, and other development work within or outside of the Territory to the extent associated primarily with and material to a Product in the Territory and available to the Seller and its Affiliates at any time or from time to time, prior to and as of the Closing Date.

“FTC” shall mean the U.S. Federal Trade Commission or any successor entity having similar jurisdiction.

“GAAP” shall mean generally accepted accounting principles in the United States as in effect from time to time.

“Governmental Authority” shall mean any foreign, federal, state, local government or governmental or administrative or regulatory authority, body, agency, court, tribunal or similar entity or self-regulatory organization including any arbitrator or arbitration panel to which a Party has consented for jurisdiction (whether or not such arbitrator or arbitration panel is affiliated with or part of any government).

“GPO” shall mean group purchasing organization.

“Group” shall mean a group of related Persons deemed a “person” for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“IND” shall mean (a) an Investigational New Drug Application, as defined in the Act, which is required to be filed with the FDA before beginning clinical testing of a product in human subjects, or any successor application or procedure, and (b) all supplements and amendments that may be filed with respect to the foregoing.

“Indemnified Party” shall mean any party entitled to indemnification pursuant to Article XI hereof and shall include such party’s Affiliates, successors and permitted assigns and the Representatives of each of them.

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“Indemnifying Party” shall mean any party responsible for indemnification pursuant to Article XI hereof and shall include such party’s successors and assigns.

“Intellectual Property” shall mean, with respect to each Product and API, all of the following that, as of the Closing Date, are Controlled by the Seller or any of its Affiliates and that are material to the formulating, manufacturing, developing, packaging, labeling and storing such Product or API, as applicable, for sale in the Territory or material to the marketing, distributing and selling such Product or API, as applicable, in the Territory, each as conducted by Seller and its Affiliates on the Closing Date: patents and applications therefor; trademarks (and goodwill associated therewith) and other trade names, labels, trade dress, advertising and package designs, and other trade rights, whether or not registered and all applications therefor; copyrights, whether or not registered and all applications therefor (including copyrights in computer software, computer software documentation, systems documentation and source code); Know-How, trade secrets, research and results thereof, technology, techniques, data, methods, processes, instructions, drawings and specifications, inventions, discoveries, improvements, designs, manufacturing plans, processes, formulae, whether patented or patentable or not (whether or not such items have been reduced to written, computer-readable or other tangible form); shop rights and license agreements and other agreements of every kind and character relating to any of the foregoing; and all claims and causes of action relating to any of the foregoing, including claims and causes of action for past infringement and all rights under Product Licenses.

“IP Assignment Agreement” shall mean the agreement transferring to the Purchaser certain trademarks, copyrights and patents, in the form to be mutually agreed upon by the parties prior to the Closing Date.

“IRS” shall mean the U.S. Internal Revenue Service.

“Know-How” shall mean, with respect to each Product and API, all proprietary information known to the Seller and Affiliates at the Closing Date that is material to the manufacture, testing, assembly, storing, packaging, labeling, supplying, preparation, development (both research and clinical), or commercialization of such Product or its API for sale in the Territory as used by Seller and its Affiliates on the Closing Date, including the product or ingredient specifications, processes, equipment, compositions, product designs, plans, trade secrets, ideas, concepts, inventions, formulae, chemical, pharmacological, toxicological, pharmaceutical, physical, analytical, stability, safety, quality assurance and quality control data or information, technical information, research records or information, and all other confidential or proprietary technical and business information, whether or not embodied in any documentation or other tangible materials, each to the extent not generally known and to the extent Controlled by Seller or its Affiliates.

“knowledge” or “known” shall mean with reference to the Purchaser’s or the Seller’s knowledge, the actual knowledge after reasonable inquiry of the persons listed on Schedule 1.1(b) or Schedule 1.1(c), respectively.

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“labeling” shall mean, with respect to each Product and each API, any and all labels and other written, printed or graphic matter placed in or upon any container utilized with such Product or API or the packaging therefor. The terms “label” and “labeled” shall have correlative meanings.

“Law” shall mean any law, statute, rule, regulation, ordinance, mandatory standard, requirement, administrative ruling or order promulgated by any Governmental Authority (including, without limitation, any zoning or land use law or ordinance, building code, securities, blue sky, civil rights, occupational health and safety law or regulation and any court or arbitrator’s order or proceeding).

“Liability” shall mean any debt, liability, commitment or obligation of any kind, character or nature whatsoever, whether known or unknown, secured or unsecured, accrued, fixed, absolute, potential, contingent or otherwise, and whether due or to become due, including any liability for Taxes.

“Licensed Assets” shall have the meaning ascribed to such term in Section 2.5 hereof.

“Licensed Domain Names” shall mean all Domain Names not included with the Transferred Domain Names.

“Licensed Intellectual Property” shall mean all Intellectual Property not included with the Transferred Intellectual Property.

“Licensed Know-How” shall mean all Know-How not included with the Transferred Know-How.

“Licensed Patent Rights” shall mean all Patent Rights not included with the Transferred Patent Rights as set forth on Schedule 1.1(d).

“Lien” shall mean any lien, statutory lien, pledge, mortgage, deed of trust, security interest, charge, covenant, claim, restriction, right, option, conditional sale or other title retention agreement, or encumbrance of any kind or nature.

“Major Market Country” [***].

“Managed Market Contracts” shall have the meaning ascribed to such term in Section 10.8 hereof.

“Managed Market Transition Plan” shall mean the transition plan to facilitate the transition from the Seller to the Purchaser certain managed markets contracts Controlled by the Seller or its Affiliates for the Products in the form to be agreed upon prior to the Closing Date.

“manufacturing” shall mean all processes and operations involved in the production, formulation, blending, quality assurance, testing, filling and packaging of the Products or the API, as such are manufactured for sale in the Territory. The terms “manufacture” and “manufactured” shall have correlative meanings.

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“Manufacturing and Supply Agreements” shall mean, collectively, the Manufacturing and Supply Agreements pursuant to which the Seller shall manufacture the Products for the Purchaser, in the forms attached hereto as Exhibit A, with such changes thereto as may be mutually agreed upon by the parties thereto.

“Manufacturing Improvement” shall mean, to the extent Controlled prior to, or any time within the five (5) year period following, the Closing Date by the Seller or any of its Affiliates in the Territory, any method of manufacturing the composition of matter or articles of manufacture constituting any of the Products or API.

“Marks” shall have the meaning ascribed to such term in Section 10.5(a) hereof.

“Naropin Products” shall mean, collectively, all of the Naropin Products set forth on Schedule 1.1(e).

“New York Court” shall have the meaning ascribed to such term in Section 13.6(b) hereof.

“NDA” shall mean, with respect to any Product, any New Drug Application, as defined in the Act, for such Product as the same may be supplemented or amended from time to time.

“NDC Codes” or “NDC Numbers” shall mean National Drug Codes.

“Non-Competition Period” shall have the meaning ascribed to such term in Section 10.10(a) hereof.

“Non-Income Taxes” shall mean all Taxes other than Taxes measured by income or receipts.

“Other Products” shall mean all Products other than the Diprivan Products and the Naropin Products.

“packaging” shall mean, with respect to each Product and each API, any and all primary containers, cartons, shipping cases, inserts or other similar material used in packaging or accompanying such Product or API for sale in the Territory. The terms “package” and “packaged” shall have correlative meanings.

“Patent Rights” shall mean the following to the extent that they cover the manufacture, testing, assembly, storing, packaging, labeling, supplying, preparation, development or commercialization of a Product or its API for sale in the Territory, as conducted by Seller and its Affiliates on the Closing Date: (a) all national, regional and international patents and patent applications, including provisional patent applications, (b) all patent applications filed either from such patents, patent applications or provisional applications or from an application claiming

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priority from either of these, including divisionals, continuations, continuations-in-part, provisionals, converted provisionals, and continued prosecution applications, (c) any and all patents that have issued or in the future issue from the foregoing patent applications ((a) and (b)), including utility models, petty patents and design patents, use patents, composition of matter patents and certificates of invention, (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications ((a), (b) and (c)), and (e) any similar rights, including so-called pipeline protection, or any importation, revalidation, confirmation or introduction patent or registration patent or patent of additions to any such foregoing patent applications and patents.

“Permitted Lien” shall mean, with respect to the Transferred Assets, Liens arising in the ordinary course of business which are not yet due and payable as of the Closing Date or are being contested in good faith by appropriate proceedings which could not, individually or in the aggregate, have a Seller Material Adverse Effect.

“Person” shall mean any individual, general or limited partnership, corporation, limited liability company, association, business trust, joint venture, Governmental Authority, business entity or other entity of any kind or nature.

“Post-Closing Tax Period” shall mean any taxable period other than a Pre-Closing Tax Period.

“Pre-Closing Tax Period” shall mean any taxable period ending on or before the Closing Date and the portion ending on the Closing Date of any taxable period that includes (but does not end on) the Closing Date.

“Product Family” shall mean the groups of Products designated and set forth on Schedule A.

“Product Improvement” shall mean, to the extent Controlled prior to the Closing Date by the Seller or any of its Affiliates in the Territory, any: (a) line extension of a Product; or (b) new indication or dosage form of a Product or API. For the avoidance of doubt, the term “Product Improvement” shall not include any pharmaceutical combination containing the API of such Product and another active ingredient.

“Product Liability Claim” shall mean any civil Action by an independent third party (other than a Governmental Authority) based on or relating to product liability, product defect, design, manufacturing, labeling or packaging defect, product warranty (express or implied), negligence, strict liability, failure to warn including, without limitation, any such Action seeking consequential, special, incidental, exemplary or punitive damages to the extent arising out of Products or API sold in the Territory.

“Product License” shall mean, with respect to each Product and API, the pending, and/or approved NDAs, ANDAs, INDs and 510(k) clearances, if any, Controlled by the Seller or its Affiliates on or before the Closing Date for the investigation, sale, distribution and or marketing of such Product or API in the Territory, including all supplements and amendments thereto.

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“Products” shall mean, collectively, the products listed on Schedule A, which includes any Current Product Improvements, supplemental NDAs or labeling changes pending as of the Closing Date.

“Purchase Price” shall have the meaning ascribed to such term in Section 2.6 hereof.

“Purchaser” shall have the meaning ascribed to such term in the preamble to this Agreement.

“Purchaser Material Adverse Effect” shall mean any Condition that taken alone or together with other Conditions has had or is reasonably likely to have a material adverse effect on the Purchaser’s ability to perform its obligations under this Agreement or the other Acquisition Documents to which it is a party.

“Raw Materials and Components” shall mean, with respect to each Product and each API, any and all raw materials and components (such as chemicals, containers, closures, packaging, labeling, etc.) needed to manufacture, test, assemble, store, package and label such Product or API, as applicable, for sale in the Territory owned by the Seller and its Affiliates as of the Closing Date.

“Recall” shall have the meaning given to such term in 21 C.F.R. 7.3(g).

“Representative” shall mean, with respect to a Person, any employee, officer, director, stockholder, partner, accountant, attorney, investment banker, broker, finder, investor, subcontractor, consultant or other authorized agent or representative of such Person.

“Restricted Assets” shall have the meaning ascribed to it in Section 3.3(a) hereof.

“Safety Data” shall mean any safety database that may at any time or from time to time prior to and as of the Closing Date, be available to the Seller and its Affiliates in either electronic and hard copy from and adverse drug event files (including complaints and adverse drug reports) with respect to the Products inside or outside the Territory.

“Safety Monitoring Agreement” shall mean the agreement between the Purchaser and the Seller, in the form to be mutually agreed upon by the parties prior to the Closing Date.

“Seller” shall have the meaning ascribed to such term in the preamble to this Agreement.

“Seller Material Adverse Effect” shall mean any Condition that taken alone or together with other Conditions has had or is reasonably likely to have a material adverse effect on the Transferred Assets, on the ability of Purchaser to formulate, manufacture, develop, package and label any of the Products (or have any of the Products formulated, manufactured, developed, packaged or labeled, including under the Manufacturing and Supply Agreements) for sale in the

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Territory after the Effective Time, or the ability of Purchaser to market, distribute or sell any of the Products in the Territory after the Effective Time or on the Seller’s ability to perform its obligations under this Agreement and the other Acquisition Documents to which it is a party; provided, however, that a Seller Material Adverse Effect shall not include any adverse changes, events or effects caused by (a) any changes in general economic or political conditions in the Territory; (b) any events, circumstances, changes or effects that affect generally the pharmaceutical industry and that do not have a materially disproportionate impact on the Seller and its Affiliates relative to other participants in the industry; (c) any changes in any Laws; (d) any outbreak or escalation of hostilities or war or any act of terrorism; or (e) the announcement or consummation of this Agreement or the Acquisition Documents.

“Seller Region” shall mean each region outside of the Territory in which Products are sold by Seller, each as designated and set forth on Schedule 1.1(f).

“Specifications” shall mean, with respect to each Product and each API, the specifications of Raw Materials and Components and the processes and procedures for manufacturing, testing, assembling, storing, labeling and packaging of such Product or API intended to be marketed, distributed and sold in the Territory, as applicable.

“Subsidiaries” shall mean, with respect to any Person, any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is directly or indirectly owned or controlled by such Person and/or one or more of its respective Subsidiaries. Notwithstanding the foregoing, with respect to the Seller, the term “Subsidiaries shall only include the following entities: AstraZeneca AB, AstraZeneca Pharmaceuticals LP and AstraZeneca LP.

“Tax” or “Taxes” shall mean any (A) foreign, federal, state or local income, gross receipts, franchise, license, severance, occupation, premium, environmental (including taxes under Code Section 59A), customs, duties, profits, disability, registration, alternative or add- on minimum, estimated, withholding, payroll, employment, unemployment insurance, social security (or similar), excise, sales, use, value-added, goods and services, occupancy, franchise, real property, personal property, business and occupation, mercantile, windfall profits, capital stock, stamp, transfer, workers’ compensation or other tax, fee or imposition of any kind whatsoever, including any interest, penalties, additions, assessments or deferred liability with respect thereto, whether disputed or not; (B) liability for the payment of Tax as the result of membership in any combined, unitary, consolidated or other affiliated group; and (C) transferee, successor or secondary liability in respect of any Tax (whether imposed by Law or contractual arrangement).

“Tax Return” shall mean any return, report, declaration, claim for refund, estimate, election, or information statement or return relating to any Tax, including any schedule or attachment thereto, and any amendment thereof.

“Territory” shall mean the United States and its territories and possessions, including the District of Columbia and the Commonwealth of Puerto Rico.

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“testing” shall mean, with respect to each Product and each API, any inspection, examination, and/or testing by manufacturing and/or quality control personnel of any Raw Materials and Components, work-in-progress or finished product of such Product or API, as applicable. The term “test” shall have a correlative meaning.

“Third Party” shall mean any Person other than a Party or an Affiliate of a Party.

“Third Party Action” shall mean any Action brought by any Third Party, including any Governmental Authority, against the Seller or the Purchaser.

“Trademarks” shall mean any trademarks, trade names, trade dress, designs and logos that are material to the manufacture, testing, assembly, storing, packaging, labeling, supplying, preparation, development or commercialization of a Product or its API as conducted by Seller and its Affiliates in the Territory on the Closing Date; provided, however, that the Trademarks shall not include the AstraZeneca name or logo.

“Transfer” shall mean any sale, transfer, conveyance, assignment, grant, delivery or other disposition, and “Transfer” or “Transferred,” used as a verb, shall each have a correlative meaning.

“Transfer Taxes” shall have the meaning ascribed to such term in Section 2.8 hereof.

“Transferred Assets” shall have the meaning ascribed to such term in Section 2.1 hereof.

“Transferred Books and Records” shall mean (a) copies of all of the Books and Records necessary for, or material to, the research, development, formulating manufacturing, packaging, labeling and storing solely of Products or API in the Territory or the distribution, marketing, sale, promotion, importation or use solely of Products or API in the Territory, each as conducted by the Seller and its Affiliates on the Closing Date and (b) all originals and copies of all Books and Records exclusively related to the distribution, marketing, sale, promotion, importation or use solely of Products in the Territory.

“Transferred Domain Names” shall mean the URLs set forth on Schedule 1.1(g) of the Seller Disclosure Schedule.

“Transferred Intellectual Property” shall mean the Transferred Patent Rights, the Transferred Know-How and the Transferred Trademarks, Transferred Domain Names and all rights to sue and recover Damages or obtain injunctive relief for future infringement, misappropriation, violation, dilution or breach of any of the foregoing.

“Transferred Know-How” shall mean any and all Transferred Manufacturing Know-How and all Know-How that is at any time or from time to time, prior to and as of the Closing Date, Controlled by the Seller or any of its Affiliates and which is material to, or is necessary for and solely related to, the formulating, manufacturing, developing, packaging, labeling, and storing of the Products or the API for sale in the Territory or the marketing, distributing and selling of the Products or the API in the Territory, each as conducted by Seller and its Affiliates on the Closing Date.

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“Transferred Manufacturing Know-How” shall mean the percentages and specifications of ingredients, the manufacturing processes, specifications, technology, inventions, assays, quality control and testing procedures, know-how and trade secrets Controlled by the Seller or its Affiliates and material to, or necessary for and solely related to, the formulating, manufacturing, developing, packaging, labeling and storing of any Products or API for sale in the Territory.

“Transferred Marketing Materials” shall mean those items of advertising and promotional materials, literature and artwork Controlled by the Seller or any of its Affiliates as of the Closing Date to the extent used in the advertising and promotion solely of the Products or the API for sale in the Territory.

“Transferred Patent Rights” shall mean, to the extent Controlled by the Seller or any of its Affiliates, those Patent Rights Controlled by the Seller or any of its Affiliates, the practice of which during the making, having made, use, having used, marketing, sale, having sold, offering to sell and importation of any Products or API as conducted by Seller and its Affiliates on the Closing Date, but no other products or active pharmaceutical ingredients, in the Territory would result in the infringement thereof, each as listed on Schedule 1.1(h) of the Seller Disclosure Schedule.

“Transferred Product Registrations” shall mean (i) the approvals or registrations which have been received by the Seller or any of its Affiliates as of the date of this Agreement, or which are received by the Seller or any of its Affiliates on or before the Closing Date, for the investigation, sale, distribution and/or marketing solely of any Product in the Territory (including any pending, and/or approved NDAs, ANDAs, INDs or 510(k) clearances) and can be transferred to Purchaser in accordance with the terms of this Agreement under applicable Law, including those set forth on Schedule 1.1(i) of the Seller Disclosure Schedule, and (ii) all dossiers, reports, data and other written materials filed as part of such approvals or registrations, or maintained by the Seller or any of its Affiliates and relating exclusively to such approvals or registrations.

“Transferred Trademarks” shall mean the Trademarks relating exclusively to the marketing and sale of the Products in the Territory and as set forth on Schedule 1.1(j) of the Seller Disclosure Schedule.

1.2. Additional Definitions. In addition to the foregoing defined terms, (i) other capitalized terms appearing in this Agreement shall have the respective meanings ascribed to such terms where they first appear in the text of this Agreement and (ii) all accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP.

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ARTICLE II

PURCHASE AND SALE OF ASSETS; PURCHASE PRICE

2.1. Purchase and Sale of Assets. Subject to the terms and conditions of this Agreement, and on the basis of the covenants, representations and warranties set forth herein, at and as of the Effective Time, the Seller shall, or shall cause one or more of its Affiliates to, Transfer to the Purchaser, and the Purchaser shall purchase and accept from the Seller or its Affiliates, as applicable, all of the right, title and interests of the Seller and its Affiliates in and to the following assets, free and clear of all Liens (other than the Permitted Liens and the Assumed Liabilities), excluding the Excluded Assets (collectively, the “Transferred Assets”):

(a) all rights of the Sellers and/or its Affiliates under the Contracts set forth on Schedule 2.1(a) of the Seller Disclosure Schedule (the “Assumed Contracts”);

(b) all rights of the Sellers and/or its Affiliates under the Contracts set forth on Schedule 2.1(b) of the Seller Disclosure Schedule, solely to the extent relating to the Products (“Assumed Contract Rights”);

(c) all Transferred Marketing Materials;

(d) all Transferred Books and Records;

(e) all Transferred Patent Rights;

(f) all Transferred Product Registrations;

(g) all Transferred Trademarks;

(h) all Transferred Know-How;

(i) all Transferred Domain Names; and

(j) any other assets set forth on Schedule 2.1(j) of the Seller Disclosure Schedule.

2.2. Excluded Assets. Notwithstanding anything to the contrary contained herein, including Section 2.1 above, the Seller and its Affiliates shall retain all of its right, title and interest in and to, and shall not Transfer to the Purchaser, the assets of the Seller set forth below (collectively, the “Excluded Assets”):

(a) any accounts receivable of the Seller relating to Products sold prior to the Effective Time or any other products;

(b) any cash, cash equivalents, investments or bank accounts;

(c) any insurance policies and any rights under such insurance policies;

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(d) except for claims arising out of the Diprivan Litigation, any claims and causes of action arising out of the Transferred Assets existing as of the Effective Time (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or become due), including escrows relating to the foregoing;

(e) any inventory, equipment, real property interests, fixture and other tangible personal property not expressly set forth in Section 2.1 as a Transferred Asset other than the Diprivan inventory transferred under the Initial Firm Order as defined in and pursuant to the terms of the Manufacturing and Supply Agreements; and

(f) all other tangible and intangible assets of the Seller not explicitly included in the Transferred Assets.

2.3. Assumption of Liabilities. Subject to the terms and conditions of this Agreement, the Manufacturing and Supply Agreements, the Cooperation Agreement and the Safety Monitoring Agreement, at and as of the Effective Time, the Purchaser shall assume only those Liabilities of the Seller which are specifically enumerated below (collectively, the “Assumed Liabilities”):

(a) all Liabilities of the Seller or any of its Affiliates under the Assumed Contracts, but only to the extent such Liabilities arise from any event, circumstance or Condition occurring in a period (or portion thereof) on or after the Effective Time;

(b) all Liabilities of the Sellers and/or its Affiliates under the Contracts set forth on Schedule 2.1 (b) of the Seller Disclosure Schedule, solely to the extent relating to the Products, but only to the extent such Liabilities arise from any event, circumstance or Condition occurring in a period (or portion thereof) on or after the Effective Time (“Assumed Contract Obligations”);

(c) all Liabilities to the FDA arising directly out of the Transferred Assets on or after the Effective Time;

(d) all Liabilities with respect to the Diprivan Litigation; and

(e) all other Liabilities arising directly out of (i) the Licensed Assets in the Territory, but only to the extent such Liabilities arise on or after the Effective Time or (ii) the ownership or control of any of the Transferred Assets, but only to the extent such Liabilities arise on or after the Effective Time, including the obligation to conduct any Phase IV trials related to the Products.

2.4. Excluded Liabilities. Except for the Assumed Liabilities, the Purchaser shall not assume any, and shall have no liability, responsibility or obligation whatsoever, at any time, for (and the Seller and its Affiliates shall retain and pay, perform and discharge when due) any and all Liabilities of the Seller or any of its Affiliates arising prior to, as of or after the Effective

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Time (the “Excluded Liabilities”). Without limiting, but in all cases subject to, the foregoing and the terms and conditions of the Manufacturing and Supply Agreements, the Cooperation Agreement and the Safety Monitoring Agreement the following shall be Excluded Liabilities:

(a) any Liability arising from or relating to the acquisition or use of any Transferred Assets or Licensed Assets by the Seller or any of its Affiliates prior to the Effective Time, except to the extent that any such Liabilities arise from the Purchaser’s obligation to assume the conduct of the Phase IV trials for the Products pending as of the date of this Agreement;

(b) all accounts payable and other Liabilities of the Seller and its Affiliates for materials and services with respect to the manufacture of the Products prior to the Effective Time;

(c) any Liability, arising from or relating to the operation by the Seller or any of its Affiliates of any activity not related to the Transferred Assets or Licensed Assets prior to or after the Effective Time, or the occupancy, use or operation by the Seller or any of its Affiliates of any properties, assets, other than the Transferred Assets and the Licensed Assets, at any time prior to or after the Effective Time; except as set forth in the Manufacturing and Supply Agreements, the Cooperation Agreement and the Safety Monitoring Agreement;

(d) any Liability of the Seller to any of its Affiliates, except for Assumed Contracts and Assumed Contract Obligations to the extent they constitute Assumed Liabilities;

(e) any Liability for any violation of or failure to satisfy, any Law by the Seller or any of its Affiliates;

(f) any Liability based on tortious or criminal conduct by the Seller or any of its Affiliates;

(g) all Liabilities, if any, of the Seller or any of its Affiliates under Assumed Contracts that are not validly assigned to the Purchaser (other than through the fault or negligence of the Purchaser), or which according to the terms of any Assumed Contract, relate to periods prior to the Effective Time or are to be paid, performed or ratified in full prior to the Effective Time;

(h) all indebtedness of the Seller or any of its Affiliates for money owed or borrowed;

(i) all Liabilities for Product Liability Claims and Recalls arising out of Products sold prior to the Effective Time;

(j) all Liabilities for returns, rebates, and chargebacks relating to, or arising as a result of, any sale of any of the Products prior to the Effective Time, except as otherwise agreed by the parties under the Managed Market Transition Plan;

(k) all Liabilities arising from the Excluded Assets;

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(l) all Liabilities with respect to the Seller’s employees or former employees, or their dependents;

(m) all Tax Liabilities of the Seller, its Affiliates or any member of any affiliated group of which the Seller or any of its Affiliates is, or has been, a member (including, without limitation, any Tax Liability relating to any of the Transferred Assets or the ownership, control, lease or license of any of the Transferred Assets, other than any such Tax Liability of the Purchaser that relates to a Post-Closing Tax Period); and

(n) all Liabilities with respect to any Action pending or known to be threatened against the Seller or any of its Affiliates as of the Effective Time, except for any Liabilities arising as a result of the Diprivan Litigation.

2.5. Shared Technology; Technology Transfer, Etc.

(a) The Seller hereby grants to the Purchaser, as of the Effective Time, a royalty-free, irrevocable, perpetual, exclusive license (i) to use and access all of Seller’s Books and Records and (ii) under Seller’s interest in the Licensed Patent Rights, Licensed Know-How, Licensed Intellectual Property and Licensed Domain Names (collectively, the “Licensed Assets”), solely in connection with the formulating, manufacturing, packaging, labeling and storing of the Products or API for sale in the Territory and the marketing, distributing and/or selling of the Products or API in the Territory; provided, however, that this license does not include the Marks or the Seller’s labels covered by Section 10.7 hereof. Seller hereby grants to Purchaser an exclusive right of reference to (i) the Clinical Data and (ii) all DMFs related exclusively to the manufacture of Products for the Territory, in each case solely for the formulating, manufacturing, packaging, labeling and storing of the Products for sale in the Territory and the marketing, distributing and/or selling of the Products in the Territory. The rights granted under this Section may be assigned by the Purchaser in whole or in part, without the Seller’s consent in writing; provided that Purchaser promptly notifies Seller in writing, in no event later than thirty (30) days after any such assignment. Notwithstanding the foregoing or anything in this Agreement to the contrary, Seller shall retain or be granted by the Purchaser, as applicable, all rights necessary (i) to manufacture Products or API in the Territory for sale outside of the Territory and (ii) to satisfy its obligations under the Manufacturing and Supply Agreements.

(b) At the request of the Purchaser, the Seller shall, and shall cause its Affiliates to, cooperate with the Purchaser and its Subsidiaries and take all such commercially reasonable actions to support the transfer from time to time during the term of the Manufacturing and Supply Agreement of the Know-How for any Product or API to the Purchaser or its Subsidiaries or any third-party designated by the Purchaser. Without limiting the foregoing, the Seller agrees that it and/or one or more of its Affiliates, as applicable, shall, to the extent and with respect to those Products and APIs reasonably requested by the Purchaser:

(i) convey and disclose to the Purchaser, one or more of its Subsidiaries, or any third-party designated by the Purchaser, as applicable, as soon as reasonably practicable after receiving a request from the Purchaser, all Know-How necessary or appropriate

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for the manufacturing, testing, assembling, storing, packaging, labeling and supplying the Products or APIs at Alternative Facilities in compliance with all applicable cGMPs and Laws such that the Purchaser shall be prepared to utilize the Alternative Facilities to supply the Products for sale in the Territory immediately following the termination of the Manufacturing and Supply Agreements;

(ii) at the Purchaser’s expense, assist the Purchaser or its Subsidiaries or any third-party designated by the Purchaser to obtain the governmental permits and approvals necessary or appropriate for the manufacturing, testing, assembling, storing, packaging, labeling and supplying the Products or APIs at Alternative Facilities in compliance with all applicable cGMPs and Laws such that the Purchaser shall be prepared to utilize the Alternative Facilities to supply the Products for sale in the Territory immediately following the termination of the Manufacturing and Supply Agreements; and

(iii) at mutually convenient times upon reasonable prior notice, arrange from time to time for (A) personnel designated by the Purchaser to visit the facilities of the Seller and its Affiliates at which the Products and APIs are manufactured, tested, assembled, stored, packaged, labeled and to observe and record the Know-How relating thereto and (B) at the Purchaser’s expense, qualified employees of the Seller and/or its Affiliates selected in consultation with the Purchaser to visit the Purchaser’s facilities or Alternative Facility to assist with the development of manufacturing, testing, assembling, storing, packaging and labeling capability for the Products and APIs such that the Purchaser shall be prepared to utilize the Alternative Facilities to supply the Products for sale in the Territory immediately following the termination of the Manufacturing and Supply Agreements.

(c) The Seller shall promptly notify the Purchaser of any Manufacturing Improvement developed, acquired or licensed by or on behalf of the Seller or any of its Affiliates in any jurisdiction after the date of this Agreement until the fifth anniversary of the Closing Date. Such notification shall describe the Manufacturing Improvement in reasonable detail and set forth specifications, including the raw materials and components needed, for the manufacture, testing, assembling, storing, packaging and labeling such Manufacturing Improvement.

2.6. Consideration; Payment. Subject to Section 2.7 below, the consideration for the Seller’s Transfer to the Purchaser of the Transferred Assets, the exclusive license from the Seller to the Purchase of the Licensed Assets and the Seller’s performance of its obligations under this Agreement and the other Acquisition Documents, shall equal Three Hundred Fifty Million Dollars ($350,000,000) (the “Purchase Price”), payable as follows:

(i) At the Closing, the Purchaser shall pay to the Seller and/or to an Affiliate of Seller as designated by the Seller by wire transfer of immediately available funds to an account or accounts identified in writing by the Seller to the Purchaser at least two days prior to the Closing Date amounts in aggregate equal to Two Hundred Seventy Five Million Dollars ($275,000,000).

(ii) On the earlier of (i) the first anniversary of the Closing Date or (ii) the occurrence of a Change of Control of the Purchaser, the Purchaser shall pay to the Seller

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and/or to an Affiliate of Seller as designated by the Seller by wire transfer of immediately available funds to an account or accounts identified in writing by the Seller to the Purchaser at least two days prior to the Closing Date amounts in aggregate equal to Seventy Five Million Dollars ($75,000,000), as such amount may be adjusted pursuant to the terms of this Agreement (such amount as adjusted, the “Deferred Payment”). Purchaser shall in no circumstances have the right to set off against the Deferred Payment.

(iii) The Seller, the Purchaser and their Affiliates agree that, for U.S. federal income tax purposes, the Deferred Payment, if paid to Seller, shall be composed of an interest element and a principal element, the interest element being computed on the principal element at an interest rate equal to the applicable federal rate per annum computed from the Closing Date to the date such Deferred Payment is paid to the Seller, and neither the Seller, the Purchaser, nor any of their Affiliates shall take any position on any Tax Return inconsistent therewith.

2.7. Adjustments to Purchase Price.

(a) The Seller shall be responsible for reimbursing any costs reasonably incurred by the Purchaser directly as a result of any Phase IV clinical trials for the Naropin Products. The Purchaser shall keep the Seller informed of the status of discussions with the FDA regarding such trials and shall reasonably consider any comments or suggestions of Seller. Prior to commencing any such Phase IV clinical trials, the Purchaser shall submit any protocol agreed to by the FDA to the Seller for its approval (such approval not to be unreasonably withheld).

(b) The Purchaser shall use its reasonable best efforts to work in good faith with the FDA to determine the requirement of and necessity for Phase IV clinical trials for the Diprivan Products. The Purchaser shall keep the Seller informed of the status of such discussions with the FDA and shall reasonably consider any comments or suggestions made by the Seller in regard to such discussions with the FDA. The Purchaser shall submit the protocol agreed to by the FDA for any Phase IV trials for the Diprivan Products to the Seller for its approval (such approval not to be unreasonably withheld). The Seller agrees to reimburse the Purchaser for any costs reasonably incurred by the Purchaser directly as a result of such trials. In the event that the FDA notifies the Purchaser in writing that no further Phase IV clinical trials are required with respect to the Diprivan Products and the amount required to be reimbursed by Seller under this Section is less than [***], the Seller shall pay to the Purchaser [***] promptly following the receipt of such written notice or upon completion of such trials when the final costs of any such trials can be determined. If the Seller becomes obligated to pay to the Purchaser the [***] pursuant to this Section at a time before the Deferred Payment is made by the Purchaser under this Agreement, then in lieu of the Purchaser being obligated to make such [***] payment, the amount of the Deferred Payment shall be reduced by [***], and the Deferred Payment shall otherwise be paid by the Purchaser when due in accordance with the terms of this Agreement.

(c) The Purchaser shall send monthly invoices to the Seller setting forth in reasonable detail the reimbursable costs, which invoices shall, if requested by Seller, be accompanied by supporting documentation of the expenses incurred by the Purchaser that are subject to reimbursement. The Seller shall pay any such invoice promptly, but in no event more

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than thirty (30) days following receipt. For the avoidance of doubt, all payments made by Seller to Purchaser pursuant to Section 2.7(a) and (b) shall be deemed adjustments to the Purchase Price.

2.8. Allocation of the Consideration. The Purchase Price and Assumed Liabilities shall be allocated among the Transferred Assets and between the Seller and its Affiliates, AstraZeneca AB and AstraZeneca Pharmaceuticals LP, as set forth on the allocation schedule prepared by the Seller and agreed to by the Purchaser and attached hereto as Exhibit C (the “Allocation”). The Seller, the Purchaser and their Affiliates agree to report, act and file all Tax Returns (including, but not limited to Internal Revenue Service Form 8594) in all respects and for all purposes consistent with the Allocation, and neither the Seller nor the Purchaser shall take any position for Tax purposes (whether in audits, Tax Returns or otherwise) that is inconsistent with such Allocation unless, and then only to the extent, required by a final determination.

2.9. Transfer Taxes. Notwithstanding anything herein to the contrary, the Seller and its Affiliates shall be solely liable for, and shall pay when due, any transfer, gains, documentary, sales, use, registration, stamp, value-added or other similar Taxes (“Transfer Taxes”) payable by reason of the transactions contemplated under this Agreement, and the Seller or its Affiliates shall file, at their expense, all necessary Tax Returns and other documentation with respect to all Transfer Taxes, provided, however, that if required by applicable Law, the Purchaser will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation. The Seller and the Purchaser agree to reasonably cooperate with each other to claim any applicable exemption from, or reduction of, any applicable Transfer Taxes.

2.10. Withholding Tax. The Purchaser shall be entitled to deduct and withhold from any consideration otherwise payable to Seller pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under applicable Tax Law. To the extent that amounts are so withheld, such withheld amounts shall be treated as having been paid to the Seller for all purposes of this Agreement. The Seller and the Purchaser agree to reasonably cooperate with each other, including by completing or filing documents required under the provisions of any applicable income tax treaty or applicable Law, to claim any exemption from, or reduction of, any such Taxes.

ARTICLE III

THE CLOSING

3.1. Time and Place of Closing. The Closing shall take place at 10:00 a.m., New York time, on the Closing Date at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004, or at such other time or place as may be mutually agreed upon by the parties hereto. The Closing, the Transfer of the Transferred Assets, the effectiveness of the documents, agreements, opinions and certificates delivered in accordance with this Agreement, and the consummation of the transactions contemplated hereby shall be deemed to occur at the Effective Time.

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3.2. Payment of Consideration; Deliveries. At the Closing, the Purchaser shall pay the Closing Payment and the parties hereto shall deliver such other documents as are required by Article VIII and Article IX hereof.

3.3. Restricted Assets. Notwithstanding anything to the contrary contained in this Agreement, if the Transfer to Purchaser of any Transferred Asset is (i) prohibited by any applicable Law or (ii) would require any authorizations, approvals, consents or waivers from a third Person and such authorizations, approvals, consents or waivers shall not have been obtained prior to the Closing Date (each, a “Restricted Asset”), this Agreement shall not require or constitute a Transfer of such Restricted Asset unless and until such authorization, approval, consent or waiver is obtained and Seller shall have no liability for failure to Transfer such Restricted Assets on the Closing Date. The Seller shall, and shall cause its Affiliates to use commercially reasonable efforts, at the Seller’s expense, to obtain the authorizations, approvals, consents or waivers from a third Person in order to Transfer to Purchaser all Restricted Assets and, pending such Transfer, to ensure that Purchaser shall receive the benefits, including economic benefits, of such Restricted Assets accruing after the Effective Time and to the extent that Seller receives such benefits, Purchaser shall assume and discharge the liabilities accruing after the Effective Time corresponding to such economic benefits received. Once authorization, approval or waiver of or consent for the Transfer of any Restricted Asset is obtained, the Seller shall, or shall cause its Affiliates to Transfer such Restricted Asset to the Purchaser at no additional cost to the Purchaser.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller hereby represents and warrants to the Purchaser as of the date hereof and as of the Closing Date as follows:

4.1. Organization and Good Standing. The Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of the Subsidiaries of Seller is a corporation or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, except where the failure to be duly organized, validly existing and in good standing has not had and could not have, individually or in the aggregate, a Seller Material Adverse Effect. Each of the Seller and its Subsidiaries has the corporate power and authority to own, operate and lease its properties and assets and to conduct its business as they are now being owned, operated, leased and conducted, except as has not had and could not have, individually or in the aggregate, a Seller Material Adverse Effect. Each of the Seller and its Subsidiaries is duly qualified or licensed to do business as a foreign corporation and is in good standing as a foreign corporation in every jurisdiction in which the conduct of the business or ownership of its properties requires it to be so licensed or qualified or in good standing except where the failure to be so qualified or licensed or in good standing has not had and could not have, individually or in the aggregate, a Seller Material Adverse Effect.

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4.2. Power and Authority. The Seller has the corporate power and authority to execute and deliver this Agreement and each other Acquisition Document to which it is a party, perform its obligations hereunder and thereunder and consummate the transactions contemplated hereby and thereby. The execution and delivery by the Seller of this Agreement and each other Acquisition Document, the performance by it of its obligations hereunder and thereunder and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate actions on the part of the Seller and its Subsidiaries. This Agreement and each other Acquisition Document to which the Seller or any of its Subsidiaries is a party constitutes (or will constitute upon the execution thereof) the legal, valid and binding obligation of the Seller or its Subsidiary, as applicable, enforceable against the Seller or its Subsidiary in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to creditors’ rights generally, by general principles of equity or by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

4.3. No Violation. Except as may be required under the HSR Act or as set forth on Schedule 4.3 hereto, neither the execution and delivery by the Seller or any of its Subsidiaries, as applicable, of this Agreement or any other Acquisition Document to which the Seller or its Subsidiary is a party, the performance by the Seller or its Subsidiary, as applicable, of its obligations hereunder or thereunder, nor the consummation by the Seller of the transactions contemplated hereby or thereby, will (i) contravene any provision of the articles and memorandum of association of the Seller, (ii) contravene any provision of the certificate of incorporation, bylaws or similar organizational documents of any Subsidiary of the Seller; (iii) with or without the giving of notice or the lapse of time or both, violate, be in conflict with, constitute a default under, permit the termination of, cause the acceleration of the maturity of any debt or obligation of the Seller relating to the Transferred Assets under, require the consent of any other party to, constitute a breach of, create a Liability or loss of a benefit under, or result in the creation or imposition of any Lien upon any of the Transferred Assets under, any Assumed Contract, other than such violations, conflicts, defaults, terminations, accelerations, breaches, Liabilities or loss of benefits which has not had and could not have, individually or in the aggregate, a Seller Material Adverse Effect; (iv) violate or conflict with, any Law or any judgment, decree or order of any Governmental Authority to which the Seller is subject or by which the Seller or any of its assets or properties is bound other than such violations, conflicts or noncompliance with such requirements which could not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect; or (v) result in the loss of any Approval, other than such losses which have not had, and could not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect.

4.4. Financial Information. The Seller has previously delivered to the Purchaser the financial data, reports and statements relating to the sales by the Seller and its Subsidiaries of the Products in the Territory and the cost and expenses of the Seller and its Subsidiaries incurred by the Seller and its Subsidiaries in connection with the manufacturing, developing, packaging, labeling, marketing, distributing and selling the Products in the Territory (collectively, the “Financial Data”). Except as may otherwise be indicated therein or on Schedule 4.4, the Financial Data (i) were compiled from the books and records of the Seller and its Subsidiaries regularly maintained by management and (ii) are true, correct and complete in all material respects.

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4.5. Contracts.

(a) The Assumed Contracts and Assumed Contract Rights purchased hereunder include all Contracts necessary for the use and ownership of the Transferred Assets, as currently used, or owned by Seller in the Territory, the formulating, manufacturing, packaging, labeling and storing of the Products for sale in the Territory as currently formulated, manufactured, packaged, labeled and stored by Seller in the Territory and the marketing, distribution or sale of the Products in the Territory as currently marketed, distributed or sold by Seller in the Territory, except as could not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect.

(b) The Seller and its Affiliates, and to the knowledge of the Seller, each other party thereto has performed and is performing its obligations under, and is not in material default (and would not by the lapse of time or the giving of notice or both be in material default) under, or in breach or violation of, nor has the Seller received notice of any asserted claim of a material default by the Seller under, or a material breach or violation by the Seller of, any of the Assumed Contracts to which it is a party, except as has not had, and could not reasonably be expected to have, a Seller Material Adverse Effect.

4.6. Intellectual Property. Schedule 1.1(d), 1.1(h) and 1.1(j) contains a true and complete list of all Transferred Patents, Transferred Trademarks and Licensed Patents registered in the United States and included in the Intellectual Property and all pending applications therefor (the “Scheduled IP”). Except as set forth on Schedule 4.6(b), to the knowledge of the Seller, the Seller owns or has a right or license to use the Intellectual Property, including the Scheduled IP, free and clear of all Liens (other than the Assumed Liabilities and Permitted Liens). The Seller has no knowledge of any claims that are currently being asserted or threatened, by any Person involving or questioning the Seller’s ownership of any of the Scheduled IP. Except as set forth on Schedule 4.6(c), to the knowledge of the Seller, the use of the Scheduled IP by the Seller or any of its Subsidiaries or, to the extent contemplated hereby or by the other Acquisition Documents, the Purchaser does not infringe the rights of any Person nor, to the knowledge of the Seller, is any infringing use currently ongoing by any Person. Neither the Seller nor any of its Subsidiaries is obligated to pay any royalties or fees with respect to the Intellectual Property. Schedule 4.6(a) contains a true and complete list of all licenses of or rights to the Scheduled IP granted to the Seller or any of its Subsidiaries by others or to others by the Seller or any of its Subsidiaries. To the knowledge of Seller, the Transferred Intellectual Property purchased hereunder and the Licensed Intellectual Property licensed hereunder includes all Intellectual Property necessary for the use and ownership of the Transferred Assets, as currently operated, used, or owned by Seller in the Territory, the formulating, manufacturing, packaging, labeling and storing of the Products for sale in the Territory as currently formulated, manufactured, packaged, labeled and stored by Seller in the Territory and the marketing, distribution or sale of the Products in the Territory as currently marketed, distributed or sold by Seller in the Territory, except as could not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect.

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4.7. Actions.

(a) Except as set forth on Schedule 4.7(a), there is no Action pending against and naming the Seller or any of its Affiliates that (i) questions or challenges the validity of this Agreement or the other Acquisition Documents or any action taken or proposed to be taken by the Seller or any of its Affiliates pursuant hereto or thereto or in connection with the transactions contemplated hereby or thereby or (ii) relates to any of the Products, the Transferred Assets, the Licensed Assets or the Assumed Liabilities that if adversely determined, could reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect.

(b) To the knowledge of the Seller, there is no Action threatened against the Seller or any of its Affiliates, that (i) questions or challenges the validity of this Agreement or the other Acquisition Documents or any action taken or proposed to be taken by the Seller or any of its Affiliates pursuant hereto or thereto or in connection with the transactions contemplated hereby or thereby or (ii) relates to any of the Products, the Transferred Assets, the Licensed Assets or the Assumed Liabilities that if adversely determined, could reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect.

(c) To the knowledge of the Seller, there is no outstanding judgment, order, decree, writ, award, stipulation, injunction of any Governmental Authority against the Seller or any of its Affiliates or any of their respective assets or businesses, which, if adversely determined, could reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect.

4.8. Taxes.

(a) All sales, use, payroll withholding, unemployment compensation and similar Taxes, and any other Taxes the nonpayment of which would result in a Tax Lien on any Transferred Asset have been paid or will be paid when due, or adequate deposits have been made with the appropriate taxing authorities with respect thereto, and there are no Liens for Taxes on any Transferred Asset.

(b) The Seller has not received any written notice from any Governmental Authority of any pending examination or any proposed Tax deficiency, addition, assessment, demand for payment or adjustment the nonpayment of which could result in a Tax Lien on any Transferred Asset.

4.9. Title to Property. Except as set forth on Schedule 4.9, the Seller or one of its Affiliates has good title to or otherwise owns all of the Transferred Assets (whether personal, mixed, tangible or intangible), to the Seller’s knowledge, free and clear of all Liens (other than the Assumed Liabilities and Permitted Liens), and upon Transfer of the Transferred Assets pursuant hereto, the Purchaser will have good title to and ownership of all of the Transferred Assets (whether personal, mixed, tangible and intangible), to the Seller’s knowledge, free and clear of all Liens (other than the Assumed Liabilities and Permitted Liens and Liens arising solely as a result of actions taken by the Purchaser or any of its Subsidiaries).

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4.10. Approvals. Except as set forth on Schedule 4.10, and except for any filings under the HSR Act, no Approval of any Governmental Authority or any Third Party is required to be made, obtained or given by or with respect to the Seller in connection with the execution or delivery by the Seller or any of its Affiliates, as applicable, of this Agreement and the other Acquisition Documents, the performance by Seller or any of its Affiliates of its obligations hereunder or thereunder or the consummation by Seller or any of its Affiliates of the transactions contemplated hereby or thereby including without limitation the Transfer of the Transferred Assets (other than the Restricted Assets) and the license of the Licensed Assets to the Purchaser, except where the failure to make, obtain or give such Approval could not reasonably be expected to have a Seller Material Adverse Effect.

4.11. Regulatory Compliance.

(a) Except where the failure to comply has not had and would not reasonably be expected to have a Seller Material Adverse Effect, the Products are in compliance with all applicable statutes, rules and regulations of the FDA and the DEA, and, to the extent applicable, corresponding Foreign Regulatory Authorities.

(b) The Seller has all FDA, DEA, and Foreign Regulatory Authority permits, approvals, registrations, licenses, or the like necessary to manufacture and sell the Products in the Territory. All such permits, approvals, registrations, licenses or the like are in full force and effect. Seller has submitted all reports and taken all other steps reasonably necessary to continue in effect such permits, approvals, registrations, licenses or the like, except where the failure to do so has not had and would not reasonably be expected to have a Seller Material Adverse Effect.

(c) Seller does not have knowledge of any pending, outstanding, or threatened enforcement action concerning the Products by the FDA, DEA, or, to the extent applicable, any Foreign Regulatory Authority, that would reasonably be expected to have, individually, or in the aggregate a Seller Material Adverse Effect.

(d) To the knowledge of the Seller, the Seller has not made any false statements in, or omissions from, the applications, approvals, reports and other submissions to the FDA, DEA, or, to the extent applicable, Foreign Regulatory Authorities, or in or from any other documents prepared or maintained to comply with the requirements of the FDA, DEA, or Foreign Regulatory Authorities, as applicable, relating to the manufacturer or marketing of the Products in the Territory that would reasonably be expected to have a Seller Material Adverse Effect.

(e) Neither the Seller nor, to the knowledge of the Seller, any officer, key employee, or agent of the Seller has been convicted of any crime or engaged in any conduct that would reasonably be expected to result in debarment under 21 U.S.C. Section 335(a).

4.12. Sufficiency of Assets. The Transferred Assets and the Licensed Assets, together with the Purchaser’s rights under this Agreement and the other Acquisition Documents, include all assets Controlled by Seller necessary for formulating, manufacturing, packaging, labeling and

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storing of the Products for sale in the Territory as currently formulated, manufactured, packaged, labeled and stored by Seller in the Territory and marketing, distribution or sale of the Products in the Territory as currently marketed, distributed or sold by Seller in the Territory, except as could not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect

4.13. Principal Customers and Suppliers. Schedule 4.13 contains a true and complete list of the top 6 purchasers of each Product Family by purchases during the 12 months ended December 31, 2005 and the aggregate dollar amount of their purchase of such Product Families from January 1, 2006 to the most recent fiscal month end of the Seller prior to the date hereof.

4.14. All Transferred Assets As Is. Except for the representations and warranties expressly set forth in this Article IV or in any other Acquisition Document, (i) Seller disclaims all other representations and warranties, whether express or implied, oral or written, including any information furnished by Seller with regard to the Transferred Assets, Licensed Assets, Products or business of the Seller as currently conducted in the Territory, including the future profitability of the Transferred Assets, Licensed Assets, the Products or the business, warranties of merchantability, fitness for a particular purpose and noninfringement of intellectual property rights, (ii) Purchaser agrees that Seller shall not have any liability to Purchaser resulting from the distribution of or the failure to distribute any information to the Purchaser, and (iii) all Transferred Assets are being Transferred from Seller to Purchaser and all Licensed Assets are being licensed from Seller to Purchaser on an “AS IS WHERE IS” basis.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Seller as of the date hereof and as of the Closing Date as follows:

5.1. Organization and Good Standing. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Purchaser has the corporate power and authority to own, operate and lease its properties and assets and to conduct its business as they are now being owned, operated, leased and conducted, except as has not had and could not have, individually or in the aggregate, a Purchaser Material Adverse Effect. Purchaser is duly qualified or licensed to do business as a foreign corporation, and is in good standing as a foreign corporation, in every jurisdiction in which the nature of the property owned, leased or operated by it or the nature of the business conducted by it requires it to be so licensed, qualified or in good standing, except where the failure to be so qualified or licensed or in good standing has not had and could not have, individually or in the aggregate, a Purchaser Material Adverse Effect.

5.2. Power and Authority. The Purchaser has the corporate power and authority to execute and deliver this Agreement and each other Acquisition Document to which it is a party, perform its obligations hereunder and thereunder and consummate the transactions contemplated

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hereby and thereby. The execution and delivery by the Purchaser of this Agreement and each other Acquisition Document to which the Purchaser is a party, the performance by the Purchaser of its obligations hereunder and thereunder and the consummation by the Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate actions on the part of the Purchaser. This Agreement and each other Acquisition Document constitutes (or will constitute upon the execution thereof) the legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to creditors’ rights generally and subject to general principles of equity.

5.3. No Violation. Except as may be required under the HSR Act or as set forth on Schedule 5.3, neither the execution and delivery by the Purchaser of this Agreement or any of the other Acquisition Documents to which it is a party, the performance by it of its obligations hereunder or thereunder, nor the consummation by it of the transactions contemplated hereby or thereby, will (i) contravene any provision of the certificate of incorporation or by-laws of the Purchaser; (ii) with or without the giving of notice or the lapse of time or both, violate, be in conflict with, constitute a default under, permit the termination of, cause the acceleration of the maturity of any debt or obligation of the Purchaser under, require the consent of any other party to, constitute a breach of, create a Liability or loss of a benefit under, or result in the creation or imposition of any Lien upon any of the properties or assets of the Purchaser under, any contract to which it is a party or by which it or any of its assets or properties are bound, other than such violations, conflicts, defaults, terminations, accelerations, breaches, Liabilities or loss of benefits which could not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect; (iii) violate, conflict with or require any Approval under, any Law or any judgment, decree or order of any Governmental Authority to which the Purchaser is subject or by which it or any of its assets or properties are bound, other than such violations, conflicts or noncompliance with such requirements which could not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect; or (iv) result in the loss of any Approval, other than such losses which could not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.

5.4. Actions.

(a) There is no Action pending, or, to the knowledge of the Purchaser, threatened, against the Purchaser or any of its Subsidiaries which (a) questions or challenges the validity of this Agreement or any of the other Acquisition Documents or any action taken or proposed to be taken by the Purchaser or any of its Subsidiaries pursuant hereto or thereto or in connection with the transactions contemplated hereby or thereby or (b) if adversely determined, could reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.

(b) There is no outstanding judgment, order, decree, writ, award, stipulation, injunction of any Governmental Authority against or affecting the Purchaser or any of its Subsidiaries or any of their respective assets or businesses, which, if adversely determined, has had or could reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.

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5.5. Approvals. Except as may be required under the HSR Act or as set forth on Schedule 5.5, no Approval of any Governmental Authority or other Person is required to be made, obtained or given by or with respect to the Purchaser in connection with the execution or delivery by it of this Agreement and the other Acquisition Documents, the performance by it of its obligations hereunder or thereunder or the consummation it of the transactions contemplated hereby or thereby, except where the failure to make, obtain or give such Approvals could not have, individually or in the aggregate, a Purchaser Material Adverse Effect.

5.6. Financing. Assuming that the Purchaser receives the signing fee contemplated under the Co-Promotion Agreement, the Purchaser will have available sources of funds sufficient to pay the Purchase Price and related expenses of the transactions contemplated by the Acquisition Documents.

ARTICLE VI

CERTAIN OBLIGATIONS OF THE SELLER PRIOR TO THE CLOSING

The Seller hereby covenants that, except as otherwise consented to in writing by the Purchaser or as otherwise contemplated by this Agreement, from and after the date hereof until the Closing or termination of this Agreement:

6.1. Conduct of Business. Except as provided herein, Seller shall cause its Affiliates to: (i) conduct the formulating, manufacturing, packaging, labeling and storing of the Products for sale in the Territory and the marketing, distribution or sale of the Products in the Territory in the ordinary course and substantially in the same manner as such process previously has been conducted; (ii) not institute any material new methods of purchase, sale, lease, management, accounting or operation that will vary substantially from the methods used by the Seller and its Affiliates in the ordinary course of business with respect to formulating, manufacturing, packaging, labeling and storing of the Products for sale in the Territory and the marketing, distribution or sale of the Products in the Territory, in each case as of the date of this Agreement; (iii) maintain its Transferred Books and Records in the ordinary course of business in a manner consistent with its past practices; (iv) maintain its properties and assets (to the extent they are material to the Transferred Assets) in the same condition as they are on the date hereof, except for reasonable wear and tear arising in the ordinary course of business; (v) use commercially reasonable efforts to preserve the relationships of the Seller and its Affiliates with customers, and other Persons having business dealings with them relating to the marketing, distribution or sale of the Products in the Territory; (vi) comply in all material respects with all Laws applicable to the Transferred Assets and the formulating, manufacturing, packaging, labeling and storing of the Products and the marketing, distribution or sale of the Products in the Territory; and (vii) timely comply in all material respects with all of its obligations under the Assumed Contracts or any Contract containing any Assumed Contract Right or an Assumed Contract Liability.

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6.2. Restricted Activities and Transactions. Notwithstanding Section 6.1 hereof and except as provided in this Agreement, the Seller shall not, and shall not permit any of its Affiliates to, engage, or agree to engage, in any one or more of the following activities or transactions without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld: (i) enter into or consummate any “acquisition proposal” (as used in Section 6.4 below); (ii) cause to arise or permit to exist any Lien (other than Permitted Liens) upon any of the Transferred Assets unless such Lien is discharged prior to the Closing Date; (iii) enter into or amend in any material respect any Assumed Contract or any Contract containing any Assumed Contract Right or Assumed Contract Liability; (iv) destroy any Books or Records maintained in connection with the Transferred Assets, the Assumed Liabilities, the formulating, manufacturing, packaging, labeling and storing of the Products for sale in the Territory and the marketing, distribution or sale of the Products in the Territory; (v) settle any Action if such settlement imposes any continuing Liability or non-monetary obligation on or with respect to any of the Transferred Assets, the Assumed Liabilities, the formulating, manufacturing, packaging, labeling and storing of the Products for sale in the Territory or the marketing, distribution or sale of the Products in the Territory; (vi) initiate any litigation, suit, mediation or arbitration relating to the Transferred Assets, the Assumed Liabilities, the formulating, manufacturing, packaging, labeling and storing of the Products for sale in the Territory or the marketing, distribution or sale of the Products in the Territory; (vii) or commit or cause to be committed any Condition that will result in a material breach or violation or (with or without notice or passage of time, or both) constitute a material default under any Assumed Contract or any Contract containing any Assumed Contract Right or Assumed Contract Liability; (viii) enter into or become bound by any contract or commitment relating to the Transferred Assets, the Assumed Liabilities, the formulating, manufacturing, packaging, labeling and storing of the Products for sale in the Territory or the marketing, distribution or sale of the Products in the Territory, other than contracts or commitments that are entered into in the ordinary course of the business in a manner consistent with past practices; (ix) cancel, compromise, release or waive any right of material value of the Seller or any of its Affiliates related to the Transferred Assets, other than in the ordinary course of business and in a manner consistent with past practice; (x) except as required by Law, make or change any Tax election affecting the Transferred Assets, the Assumed Liabilities, the formulating, manufacturing, packaging, labeling and storing of the Products for sale in the Territory or the marketing, distribution or sale of the Products in the Territory, or take any position with respect to the Transferred Assets, the Assumed Liabilities, the formulating, manufacturing, packaging, labeling and storing of the Products for sale in the Territory or the marketing, distribution or sale of the Products in the Territory on any Tax Return filed after the date of this Agreement, in each case that is inconsistent with the elections made or positions taken in preparing or filing similar Tax Returns in prior taxable periods; (xi) changes the Specifications for any Product in any material respect, or (xii) take any action or omit to take any action that would knowingly cause the representations and warranties of the Seller contained in Article IV hereof to be untrue or inaccurate in any material respect.

6.3. Cooperation. The Seller shall, and shall cause its Affiliates to, use their commercially reasonable efforts to cause the transactions contemplated by this Agreement to be consummated, including, without limitation, (i) obtaining, making and causing to become effective all Approvals of such Governmental Authorities and other Persons as may be necessary or reasonably requested by the Purchaser in order to consummate the transactions contemplated

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by this Agreement, including, without limitation, under or pursuant to the HSR Act and all Contracts (including the Restricted Assets) with respect to which the obtaining, making and causing to become effective of an Approval is necessary or advisable, and (ii) giving prompt notice to the Purchaser of (A) any notice of, or other communication relating to, any default, or any event which, with the giving of notice or the lapse of time or both, would become a default, under any Contract relating to the Transferred Assets, including any Assumed Contract or any Contract containing any Assumed Contract Right or Assumed Contract Liability, and (B) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the execution and delivery of this Agreement or the other Acquisition Documents or the consummation of the transactions contemplated hereby or thereby. The Seller shall use its commercially reasonable efforts to bring about the satisfaction of the conditions precedent to the Closing set forth in Article VIII hereof.

6.4. No Solicitation of Transaction. The Seller shall not, nor shall the Seller permit any of its Affiliates or Representatives to, initiate, solicit or encourage (including by way of furnishing information), any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any acquisition proposal (as defined below), or agree to or endorse any acquisition proposal, or participate in any such discussions or negotiations (other than to express the Seller’s lack of interest in such discussions or negotiations), or provide third parties with any information, relating to any such inquiry or acquisition proposal. As used herein, “acquisition proposal” shall mean any proposal or offer to acquire from the Seller or its Affiliates in any manner all or any portion of the Transferred Assets or the business involving the formulating, manufacturing, packaging, labeling or storing of the Products for sale in the Territory or the marketing, distribution or sale of the Products in the Territory.

6.5. Access. The Seller shall, and shall cause its Affiliates to, afford the Purchaser and its Representatives reasonable access, upon reasonable prior notice and at such scheduled times and places during normal business hours as shall be reasonably approved by the Seller (but without any interference with the business operations of the Seller), for reasonable business purposes, to all the Books and Records, and the properties, facilities and employees of the Seller and its Affiliates relating to the Transferred Assets and the business involving the formulating, manufacturing, packaging, labeling or storing of the Products for sale in the Territory or the marketing, distribution or sale of the Products in the Territory. Purchaser shall reimburse Seller for any out-of-pocket costs incurred by Seller or its Affiliates in complying with this Section and, to the extent such compliance requires in excess of ten (10) hours of Seller or Subsidiary personnel time, in the aggregate, in any week, Seller shall be entitled to invoice Purchaser, and Purchaser shall pay, for the reasonable value of such time.

6.6. Confidentiality. The Seller shall comply with and not otherwise be in breach of the Amended and Restated Confidentiality and Non-Disclosure Agreement by and between the Seller and the Purchaser dated as of January 1, 2006.

6.7. HSR Notification. The Seller shall as promptly as reasonably practicable, make all filings that are required of it under the HSR Act. The Seller shall timely and promptly provide any additional information or documentation requested by the FTC, the Antitrust Division or any other Governmental Authority with similar jurisdiction in connection with a

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second request or otherwise. The Seller shall furnish to the Purchaser and its counsel such necessary information and assistance as the Purchaser may reasonably request in connection with its and its Affiliates’ preparation of necessary filings or submissions to the FTC, the Antitrust Division or any such other Governmental Authority. The Seller shall supply the Purchaser with copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between the Seller or its counsel, and the FTC, the Antitrust Division or any such other Governmental Authority with respect to this Agreement, the Acquisition Documents and the transactions contemplated hereby and thereby.

6.8. Financials.

(a) The Seller shall promptly notify the Purchaser in writing regarding any material change occurring to the financial data, reports and statements previously made available to Purchaser and relating to the sales by the Seller and its Affiliates of the Products in the Territory and the cost and expenses of the Seller and its Affiliates incurred by the Seller and its Affiliates in connection with the manufacturing, developing, packaging, labeling, marketing, distributing and selling the Products in the Territory, each as could reasonably be likely to have, individually or in the aggregate, a Seller Material Adverse Effect.

(b) The Seller shall deliver to the Purchaser promptly upon the completion of each month following the date of this Agreement, and prior to the Closing Date, a copy of the total monthly net sales recognized by the Seller in connection with the sale of Products by the Seller in the Territory.

6.9. Cooperation Regarding Financial Statements. In the event that the Purchaser is required to include any audited financial statements with respect to the Transferred Assets, Assumed Liabilities or Seller’s business of formulating manufacturing, developing, packaging, labeling, and sharing the Products for sale in the Territory and marketing, distributing and selling the Products in the Territory in any filing to be made by the Purchaser under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, with respect to or as a result of the transactions contemplated by this Agreement, the Seller shall cooperate on a commercially reasonable basis with the Purchaser at the Purchaser’s sole expense to create and have audited such financial statements in accordance with GAAP.

6.10. Certain Notifications.

(a) The Seller has prepared the Schedules in good faith and to the Seller’s knowledge, the Schedules represent all required disclosures as of the date of this Agreement. Notwithstanding the foregoing, from the date of this Agreement until the date two weeks following the date of this Agreement, the Seller shall have the right to add to, amend and/or correct the Schedules based upon any additional information that becomes available to the Seller and such additional disclosures shall be deemed to amend and supplement the relevant Schedules for all purposes of this Agreement as if so amended immediately prior to the date of this Agreement. In the event that Purchaser believes that any such additional disclosure made by the Seller prior to the date two weeks following the date of this Agreement results in a material and quantifiable change to the valuation of the Transferred Assets, the Seller and the Purchaser agree

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to negotiate in good faith to determine if such additional disclosure results in a material and quantifiable change to the valuation of the Transferred Assets. If the parties so agree, the Purchase Price shall be adjusted to account for such valuation change.

(b) At all times from the date hereof to the Closing Date, the Seller shall deliver to the Purchaser written notice of the occurrence of any Condition arising following the date two weeks following the date of this Agreement that will or may result in the failure to satisfy any of the conditions specified in Article VIII or Article IX hereof. In the event that Purchaser believes that any such Condition results in a material and quantifiable change to the valuation of the Transferred Assets, the Seller and the Purchaser agree to negotiate in good faith to determine if such additional Condition results in a material and quantifiable change to the valuation of the Transferred Assets. If the parties so agree, the Purchase Price shall be adjusted to account for such valuation change. If after such negotiation (whether or not the Purchase Price has been adjusted pursuant to the preceding sentence), the Purchaser consummates the Closing, each such disclosed breach of, or inaccuracy in, the Seller’s representations and warranties shall be deemed waived by the Purchaser and shall not be a source of Damages for which the Seller provides indemnification pursuant to Section 11.2(b).

6.11. Distribution Arrangements. Promptly following the date of this Agreement and prior to the Closing, the parties agree to explore possible distribution arrangements and negotiate in good faith regarding the provision by the Seller of transitional distribution services to the Purchaser with respect to the distribution of some or all of the Products in the Territory on terms and conditions mutually agreed to by the parties.

6.12. Tax Matters. (i) The Seller will be responsible for the preparation and filing of all Tax Returns that include or relate to (A) the operations of the Seller’s business of formulating, manufacturing, developing, packaging, marketing, distributing and selling the Products in the Territory or (B) the ownership of the Transferred Assets, that are due on or before the Closing Date. The Seller will timely file all such Tax Returns and timely make all payments required to be made with respect to any such Tax Returns. Any Tax Returns prepared and filed by the Seller or any of its Affiliates pursuant to this Section 6.1 shall, unless otherwise required by Law, be prepared on a basis consistent with the past practices of the Seller.

(ii) The Purchaser will be responsible for the preparation and filing of all Tax Returns that include the Transferred Assets and the marketing, distributing and selling the Products in the Territory and that are due after the Closing Date (other than for Taxes which will be included in the consolidated, unitary, or combined Tax Returns of the Seller or any of its Affiliates). The Purchaser will timely file all such Tax Returns and timely make all payments required to be made with respect to any such Tax Return; provided, however, that the Seller will reimburse the Purchaser concurrently therewith to the extent any such payments made by the Purchaser relate to the ownership of the Transferred Assets or the operation of the Seller’s business of formulating, manufacturing, developing, packaging, marketing, distributing and selling the Products in the Territory during a Pre-Closing Tax Period.

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ARTICLE VII

CERTAIN OBLIGATIONS OF THE PURCHASER PRIOR TO THE CLOSING

The Purchaser hereby covenants that, except as otherwise consented to in writing by the Seller, from and after the date hereof until the Closing:

7.1. Cooperation. The Purchaser shall use its commercially reasonable efforts to cause the transactions contemplated by this Agreement to be consummated, including, without limitation, (i) obtaining, making and causing to become effective all Approvals of such Governmental Authorities and other Persons as may be necessary or reasonably requested by the Seller in order to consummate the transactions contemplated by this Agreement, including, without limitation, under or pursuant to the HSR Act and in connection with obtaining Approvals with respect to the Contracts, including the Restricted Assets, and (ii) giving prompt notice to the Seller of any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the execution and delivery of this Agreement or the other Acquisition Documents or the consummation of the transactions contemplated hereby. The Purchaser shall use its commercially reasonable efforts to bring about the satisfaction of the conditions precedent to Closing set forth in Article IX hereof. In addition, the Purchaser shall not intentionally take any action or omit to take any action that would cause the representations and warranties of the Purchaser contained in Article V hereof to be untrue or inaccurate in any material respects.

7.2. HSR Notification. The Purchaser shall as promptly as reasonably practicable make all filings that are required of it or any of its Affiliates under the HSR Act. The Purchaser shall timely and promptly provide any additional information or documentation requested by the FTC, the Antitrust Division or any other Governmental Authority with similar jurisdiction in connection with a second request or otherwise. The Purchaser shall furnish to the Seller and its counsel such necessary information and assistance as the Seller may reasonably request in connection with its preparation of necessary filings or submissions to the FTC, the Antitrust Division or any such other Governmental Authority. The Purchaser shall supply the Seller with copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between the Purchaser or its counsel, and the FTC, the Antitrust Division or any such other Governmental Authority with respect to this Agreement or the Acquisition Documents and the transactions contemplated hereby and thereby.

7.3. Insurance. From and after the Closing, Purchaser shall procure and maintain, at its sole expense, insurance policies covering the risks associated with the marketing, sale and distribution of the Products in the Territory, which policies shall be of such character and in such amounts as are customarily maintained by entities engaged in such activities with respect to products similar to the Products. Purchaser shall, at Seller’s request, provide evidence of such insurance reasonably satisfactory to Seller.

7.4. Confidentiality. The Purchaser shall comply with and not otherwise be in breach of the Amended and Restated Confidentiality and Non-Disclosure Agreement by and between the Seller and the Purchaser dated as of January 1, 2006.

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7.5. Certain Notifications. At all times from the date hereof to the Closing Date, the Purchaser shall promptly notify the Seller in writing of the occurrence of any Condition that will or may result in the failure to satisfy any of the conditions specified in Article VIII or Article IX hereof.

ARTICLE VIII

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PURCHASER

The obligation of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, at the Closing, of each of the following conditions, unless waived (subject to Law) by the Purchaser, in its sole and absolute discretion, at or prior to the Closing:

8.1. Representations and Warranties True. All representations and warranties of the Seller, any of its Subsidiaries or Affiliates contained in this Agreement or any Acquisition Document shall be true and correct (without giving effect to any materiality, Seller Material Adverse Effect or similar qualifier contained therein) as of the date of this Agreement and as of the Closing Date as though given on and as of such date (or, with respect to such representations and warranties which expressly speak as of an earlier date, as of the earlier date as of which such representations and warranties speak), except for failures of such representations and warranties to be so true and correct (without giving effect to any materiality, Seller Material Adverse Effect or similar qualifier contained therein) that have not had and could not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect, and Purchaser shall have received a certificate to such effect dated the Closing Date and executed by a duly authorized officer of the Seller.

8.2. Performance. The Seller and its Affiliates shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement or any of the other Acquisition Documents to be performed or complied with by the Seller and/or its Affiliates at or prior to the Closing, and Purchaser shall have received a certificate to such effect dated the Closing Date and executed by a duly authorized officer of the Seller.

8.3. No Material Adverse Change. No changes or events that have had or could reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect, shall have occurred since the date of this Agreement, and Purchaser shall have received a certificate to such effect dated the Closing Date and executed by a duly authorized officer of the Seller.

8.4. Approvals and Designated Contracts. All Approvals set forth on Schedule 8.4(a) shall have been obtained or made on terms reasonably satisfactory to the Purchaser and shall be in full force and effect.

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8.5. Deliveries. The Seller and/or its Subsidiary shall have tendered to the Purchaser, at or prior to the Closing, and against the deliveries referred to in Section 9.4, the following:

(a) an executed counterpart signature page to the Assignment and Assumption Agreement;

(b) the executed Bill of Sale;

(c) an executed counterpart signature page to the Manufacturing and Supply Agreements;

(d) an executed counterpart signature page to the Safety Monitoring Agreement;

(e) an executed counterpart signature page to the IP Assignment Agreement;

(f) an executed counterpart signature page to the Domain Name Assignment Agreement;

(g) an executed counterpart signature page to the Cooperation Agreement; and

(h) such other bills of sale, assignments and instruments of transfer as contemplated by this Agreement in form and substance reasonably satisfactory to the Purchaser, as shall be effective to vest in the Purchaser all the Seller’s rights, title and interests in, to and under the Transferred Assets.

8.6. Absence of Litigation. There shall be no outstanding court order, injunction or Action pending or, to the knowledge of the Seller or the Purchaser, threatened before any court or other Governmental Authority which seeks to (i) invalidate or set aside, in whole or in part, this Agreement or any of the other Acquisition Documents or (ii) restrain, prohibit, invalidate or set aside, in whole or in part, the consummation of the transactions contemplated hereby and thereby.

8.7. HSR Act. Any waiting period under the HSR Act shall have expired or been terminated earlier.

8.8. Co-Promotion Signing Fee. The Seller shall have paid the Purchaser the signing fee required to be paid pursuant to the Co-Promotion Agreement.

ARTICLE IX

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE SELLER

The obligation of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, at the Closing, of each of the following conditions,

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unless waived (subject to Law) by the Seller, in its sole and absolute discretion, at or prior to the Closing:

9.1. Representations and Warranties True. All representations and warranties of the Purchaser contained in this Agreement or any Acquisition Document shall be true and correct (without giving effect to any materiality, Purchaser Material Adverse Effect or similar qualifier contained therein) as of the date of this Agreement and as of the Closing Date as though given on and as of such date (or, with respect to such representations and warranties which expressly speak as of an earlier date, as of the earlier date as of which such representations and warranties speak), except for failures of such representations and warranties to be so true and correct (without giving effect to any materiality, Purchaser Material Adverse Effect or similar qualifier contained therein) that have not had and could not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect, and the Seller shall have received a certificate to such effect dated the Closing Date and executed by a duly authorized officer of the Purchaser.

9.2. Performance. The Purchaser shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement and the other Acquisition Documents to be performed or complied with by it at or prior to the Closing, and the Seller shall have received a certificate to such effect dated the Closing Date and executed by a duly authorized officer of the Purchaser.

9.3. Approvals. All Approvals set forth on Schedule 9.3 shall have been obtained on terms reasonably satisfactory to the Seller and shall be in full force and effect.

9.4. Deliveries. The Purchaser shall have tendered to the Seller; at or prior to the Closing, and against the deliveries referred to in Section 8.5 hereof, the following:

(a) in accordance with Section 2.6 hereof, the Purchase Price;

(b) an executed counterpart signature page to the Assignment and Assumption Agreement;

(c) an executed counterpart signature page to the Manufacturing and Supply Agreements;

(d) an executed counterpart signature page to the Safety Monitoring Agreement;

(e) an executed counterpart signature page to the IP Assignment Agreement;

(f) an executed counterpart signature page to the Domain Name Assignment Agreement;

(g) an executed counterpart signature page to the Cooperation Agreement; and

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(h) such other agreements, undertakings and instruments of assumption, in form and substance reasonably satisfactory to the Seller, as shall be effective to cause the Assumed Liabilities to be binding on the Purchaser and such other documents or certificates as shall be reasonably requested by the Seller or its counsel.

9.5. Absence of Litigation. There shall be no court order, injunction or Action pending or, to the knowledge of the Purchaser or the Seller, threatened before any court or other Governmental Authority which seeks to (i) invalidate or set aside, in whole or in part, this Agreement or any of the other Acquisition Documents or (ii) restrain, prohibit, invalidate or set aside, in whole or in part, the consummation of the transactions contemplated hereby or thereby.

9.6. HSR Act. Any waiting period under the HSR Act shall have expired or been terminated earlier.

ARTICLE X

CERTAIN ADDITIONAL COVENANTS AND AGREEMENTS

10.1. Books and Records; Access.

(a) Promptly but in no event more than 30 days after the Closing Date, Representatives of the Purchaser shall review all Books and Records in the Seller’s or its Affiliates’ control with the aim of the Seller and its Affiliates delivering to the custody of the Purchaser all Transferred Books and Records. The parties acknowledge and agree that (i) to the extent any such Books and Records contain information that relates to any product other than the Products or to any business of Seller and its Affiliates other than the research, development, formulating manufacturing, packaging, labeling and storing of Products or API or the distribution, marketing, sale, promotion, importation or use of Products or API in the Territory, such Books and Records shall be redacted to delete such information and (ii) to the extent that any such Transferred Books and Records contain information necessary to permit Seller to perform its obligations under the Manufacturing and Supply Agreements or to make any required filings and respond to any potential inquiry or audit with any Government Authority, including the FDA and the IRS, Seller may retain copies of such Transferred Books and Records until (i) the Manufacturing and Supply Agreements have expired or terminated and (ii) Seller has satisfied all requirements with relevant Government Authorities. Seller shall have the right to retain copies of such Transferred Books and Records, as applicable, in connection with the performance of its obligations under the Manufacturing and Supply Agreements and as required to satisfy its ongoing obligations with relevant Government Authorities; provided that Purchaser shall be provided with access during normal business hours, upon reasonable notice and in a manner that does not unreasonably interfere with the conduct of Seller’s business to any and all such temporarily retained Transferred Books and Records.

(b) For a period of at least five years following the termination of the Manufacturing and Supply Agreement, unless otherwise consented to in writing by the Purchaser, the Seller shall not, and shall not permit any of its Affiliates to, destroy or otherwise

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dispose of any original Books and Records in their possession relating to the Transferred Assets, the Assumed Liabilities, the formulating, manufacturing, packaging, labeling and storing of the Products or the marketing, distribution and/or sale of the Products in the Territory without first offering to surrender such Books and Records to the Purchaser, and shall maintain such Books and Records in accordance with past practice and in a location consistent with the historical location of such Books and Records. For a period of five years following the termination of the Manufacturing and Supply Agreement, upon reasonable prior notice, the Seller shall, and shall cause it Affiliates to, afford the Purchaser or its Representatives reasonable access during normal business hours, in a manner that does not unreasonably interfere with the conduct of Seller’s business, to examine and copy such Books and Records and other materials, including regulatory files, in the possession of the Seller or any of its Affiliates related to the Transferred Assets, the Assumed Liabilities, the formulating, manufacturing, packaging, labeling and storing of the Products and/or the marketing, distribution or sale of the Products in the Territory, as well as to the employees of the Seller or its Affiliates with knowledge of the relevant matter, for any commercially reasonable purpose related to (i) the formulating, manufacturing, packaging, labeling and storing of the Products for sale in the Territory or the marketing, distribution and/or sale of the Products in the Territory, (ii) any Assumed Liability, (iii) any Product Liability Claim or Recall arising out of the sale of Products in the Territory, or (iv) any other matter subject to indemnification or reimbursement pursuant to this Agreement; provided, however, that to the extent any such Books and Records contain information that relates to any product other than the Products or to any matter other than the foregoing, such Books and Records shall be redacted to delete such information; provided, however, that to the extent any such Books and Records contain information that relates to any product other than the Products or to any matter other than the foregoing, such Books and Records shall be redacted to delete such information; provided, further that Purchaser shall reimburse Seller for any out-of-pocket costs incurred by Seller and its Affiliates in complying with this Section 10, and to the extent such compliance requires in excess of ten (10) hours of Seller or Subsidiary personnel time, in the aggregate, in any week, Seller shall be entitled to invoice Purchaser, and Purchaser shall pay, for the reasonable value of such time.

10.2. Specific Performance; Injunctive Relief. Each of the parties hereto acknowledges, understands and agrees that any breach or threatened breach by it or any of its Affiliates of any of their respective obligations hereunder or under the Acquisition Documents will cause irreparable injury to the other party and that money damages will not provide an adequate remedy therefor. Accordingly, in the event of any such breach or threatened breach, the non-breaching party shall have the right and remedy (in addition to any other rights or remedies available at law or in equity) to have the provisions of such Sections specifically enforced by, and to seek injunctive relief and other equitable remedies in, any court having competent jurisdiction.

10.3. Further Assurances. In addition to the actions, documents and instruments specifically required to be taken or delivered by this Agreement or the other Acquisition Documents, whether on or before or from time to time after the Effective Time, and without further consideration, each party hereto shall take such other actions, and execute and deliver such other documents and instruments, as the other party hereto or its counsel may reasonably request and at the expense of the requesting party in order to effectuate and perfect the

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transactions contemplated by this Agreement and the other Acquisition Documents, including without limitation such actions as may be necessary to Transfer to the Purchaser and to place the Purchaser in possession or control of, all of the rights, properties, assets and businesses intended to be sold, transferred, conveyed, assigned and delivered hereunder.

10.4. Accounts Receivable, Etc.

(a) If, following the Effective Time, the Purchaser receives any payments with respect to accounts receivable relating to Products sold prior to the Effective Time, or any other payments, that under the terms of this Agreement are allocated to the Seller, the Purchaser shall remit any such payments to the Seller within 30 days of any such receipt.

(b) If, following the Effective Time, the Seller or any of its Affiliates receives any payments, credits or other assets that under the terms of this Agreement are allocated to the Purchaser, the Seller shall, or shall cause its Affiliates to, as applicable, remit any such payments to the Purchaser within 60 days of any such receipt.

10.5. Post-Closing Confidentiality.

(a) The Seller shall keep confidential, and not use or disclose to others, any proprietary information of or obtained from, the Purchaser or its Representatives, or Transferred to the Purchaser pursuant to this Agreement or the Acquisition Agreements, to the extent that such proprietary information is not or does not become readily available to the public other than as a result of disclosure by the Purchaser or its Representatives or is not required to be disclosed by applicable Law or Governmental Authority.

(b) The Purchaser shall keep confidential, and not use or disclose to others, any proprietary information of or obtained from, the Seller or its Representatives (other than with respect to the Transferred Assets and the Assumed Liabilities), to the extent that such proprietary information is not or does not become readily available to the public other than as a result of disclosure by the Seller or its Representatives or is not required to be disclosed by applicable Law or Governmental Authority.

10.6. The Seller’s Labels.

(a) The Seller hereby grants to the Purchaser effective as of the Effective Time, a royalty-free right and exclusive license to use the corporate names, service mark or logo of the Seller (the “Marks”) in the same manner as they are used as of the Effective Time in the Territory on all labeling for the Products, in the ordinary course of business as follows: the Purchaser may label Products for sale in the Territory using the Marks until the first anniversary of the Closing Date and may sell Products in the Territory bearing the Marks that were manufactured by the Seller prior to the Effective Time or by the Purchaser prior to the first anniversary of the Closing Date, until the earlier of (i) the expiration date of such Products and (ii) the first anniversary of the Closing Date. Thereafter, subject to the Seller having converted to the use of the Purchaser’s own labels under the Manufacturing and Supply Agreement, the Purchaser shall have no rights to utilize the Marks or to sell any Products bearing such Marks.

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(b) In the sale of Products bearing the Seller’s labels or the Marks, the Purchaser shall comply with all applicable Laws including; without limitation, those requiring that the Purchaser disclose that it is the manufacturer of those Products that it manufactures.

(c) Within forty-five (45) days following the Closing Date, appropriate Purchaser Representatives shall meet with appropriate Seller Representatives to discuss and agree upon a plan pursuant to which the Purchaser shall be obligated to, as promptly as possible but in no event later than the first anniversary of the Closing Date, obtain its own NDC Numbers, convert to its own labeling, eliminate its use of Seller’s labels and Marks and remove the Seller’s NDC numbers from all Product labeling.

10.7. Returns, Rebates and Chargebacks. The Seller and the Purchaser agree to comply with the Managed Market Transition Plan to be agreed upon prior to the Closing Date, with respect to the transition of certain rights and obligations of the parties with respect to the managed market contracts described therein (the “Managed Market Contracts”). Pursuant to the Managed Market Transition Plan, the Seller shall be responsible for all Damages arising out of or related to returns, rebates or chargebacks (whether by agreement, government mandate or otherwise) for Products sold prior to the Effective Time and the Purchaser shall be responsible for all Damages arising out of or related to returns, rebates or chargebacks (whether by agreement, government mandate or otherwise) for Products sold after to the Effective Time, unless the parties otherwise agree to account for the returns, rebates or chargebacks for Products in some other manner under such Managed Market Transition Plan.

10.8. Recalls. The Seller shall be responsible for all Damages (including, but without duplication, the reimbursement for returned Products) arising out of or related to Recalls that arise from Products that were sold by the Seller prior to the Effective Time. With respect to Products sold after the Effective Time, the responsibility for Recalls shall be determined in accordance with the Manufacturing and Supply Agreements.

10.9. Covenant Not to Compete.

(a) Subject to subsection (b) below, during the period from the Closing Date through [***] (the “Non-Competition Period”), the Seller shall not, and shall cause its controlled Affiliates not to, directly or indirectly, (i) market, promote, distribute, sell or accept orders for the sale of any Competing Product in the Territory or (ii) assist or cooperate in any material way with any other Person in connection with the marketing, Promotion, distribution selling or acceptance of orders for the sale of any Competing Product in the Territory.

(b) In the event that the Seller or any of its controlled Affiliates acquires a Competing Product during the Non-Competition Period as a result of a merger or an acquisition by the Seller or its Affiliate of another Person (or substantially all of its assets), the Seller or such Affiliate may continue to market, promote, distribute, sell or accept orders for the sale of such Competing Product for a period of [***] from the date of such acquisition. After the end of such [***] period the Seller or such Affiliate shall terminate all detailing, Promotional, marketing, distribution and sale activities relating to such Competing Product, whether by divesting such

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Competing Product or otherwise; provided that the Seller or such Affiliate shall not be required to terminate such activities if the Non-Competition Period expires prior to the end of such [***] period.

(c) The Seller acknowledges that the temporal and geographic limitations set forth in this Section are reasonable and necessary to protect the legitimate interests of the Purchaser and agrees not to contest such limitations in any proceeding.

(d) The Seller acknowledges and agrees that the Purchaser would not have entered into this Agreement in the absence of the restrictions set forth in subsection (a), and that any breach or threatened breach of subsection (a) will result in irreparable injury to the Purchaser for which there will be no adequate remedy at law. In the event of a breach or threatened breach of subsection (a) by the Seller, the Purchaser shall be authorized and entitled to obtain from any court of competent jurisdiction injunctive relief, whether preliminary or permanent, specific performance and shall be entitled to seek an equitable accounting of all earnings, profits or other benefits arising from such breach, which rights shall be cumulative and in addition to any other rights or remedies to which it may be entitled in law or equity. The Seller agrees to waive any requirement that the Purchaser (i) post a bond or other security as a condition for obtaining any such relief and (ii) show irreparable harm, balancing of harms, consideration of the public interest or inadequacy of monetary damages as a remedy. Nothing in this subsection (d) is intended, or shall be construed, to limit the Purchaser’s rights to equitable relief or any other remedy for a breach of any provision of this Agreement.

10.10. Right of First Offer. The Seller agrees that it shall notify the Purchaser in writing at least thirty (30) days before the Seller enters into any definitive agreement (or series of related agreements) granting any Person (other than any Affiliate of the Seller) the right to commercially sell, or to promote exclusively or together with the Seller or any of its Affiliates:

(a) any of the [***] or any of the [***] in any Major Market Country;

(b) any combination of [***] in any country or combination of countries outside of the Territory if the contemplated transaction (or series of related transactions) includes [***] accounting for at least [***] of the net sales of all [***] sold in the Seller Region in which such country or countries are located;

(c) any [***] or any [***] in any country or combination of countries outside of the Territory if the contemplated transaction (or series of related transactions) includes [***] or [***], as applicable, accounting for at least [***] of the net sales of all [***] or the net sales of all [***], as applicable, sold in the Seller Region in which such country or countries are located; or

(d) all or substantially all of the [***] in any Major Market Country;

(any of the above such agreements being an “Ex-Territory Agreement”).

Any such notice (an “Ex-Territory Notice”) shall identify the Product or Products and the country or countries proposed to be subject to the Ex-Territory Agreement and shall set forth

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proposed terms for an Ex-Territory Agreement between the Seller and the Purchaser with respect to such countries. The Purchaser may notify the Seller of the Purchaser’s interest in negotiating an Ex-Territory Agreement with respect to the countries covered by the Ex-Territory Notice. In the event that the Purchaser delivers such notice (an “Ex-Territory Response Notice”) to the Seller within ten (10) business days of its receipt of the Ex-Territory Notice, the Seller shall negotiate in good faith with the Purchaser proposed principal terms of an Ex-Territory Agreement with respect to the Products and the countries covered in the Ex-Territory Notice during the thirty (30) day period after the Seller’s receipt of the Ex-Territory Response Notice. In the event that the Purchaser and the Seller are unable to negotiate mutually acceptable principal terms of a Ex-Territory Agreement during such thirty (30) day period or the Purchaser fails to deliver a Ex-Territory Response Notice to the Seller within the required ten (10) business day period, the Seller may, at any time during the one hundred eighty (180) day period after the conclusion of such ten (10) business day or thirty (30) day period, as applicable, subject to Section 10.12, enter into a Ex-Territory Agreement with any Third Party covering the Product or Products and the country or countries subject to the Ex-Territory Notice on any terms so long as in the reasonable judgment of the Seller the transaction subject to the Ex-Territory Agreement and all related transactions are no less favorable to the Seller than those last offered by the Purchaser as to such Ex-Territory Agreement.

10.11. Authorized Generic Status. The Seller hereby grants a right of first negotiation to the Purchaser as to all of the injectible products of the Seller or its Affiliates in the Territory for which patent exclusivity will expire on the last patent covering any aspect of the composition, formulation or manufacture of such injectible product within ten years from the Effective Date, other than those injectible products of the Seller identified on Exhibit B which shall be excluded from the provisions of this Section. Twelve months prior to the anticipated expiration of market exclusivity for each injectible product, the Parties shall negotiate in good faith an agreement detailing the terms pursuant to which the Purchaser shall be appointed as the Seller’s exclusive authorized generic distributor for such injectible product in the Territory. In the event the Parties cannot agree upon the terms of each authorized generic opportunity by the six month prior to each anticipated loss of exclusivity, the Seller may enter into an authorized generic agreement with any Third Party on any terms that the Seller believes in good faith are, based on all relevant factors, no less favorable to the Seller than those last offered by the Purchaser as to such injectible product. Any authorized generic agreement between the Parties shall be subject to applicable Law.

10.12. Obligation to Cooperate Upon Assignment or Sale. If either the Seller or the Purchaser intends to sell intellectual property covering the Products to a Third Party, both parties agree to cooperate in good faith with respect to the matters covered by the Safety Monitoring Agreement and Cooperation Agreement.

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ARTICLE XI

SURVIVAL; INDEMNIFICATION

11.1. Survival.

(a) The representations and warranties of the parties hereto contained in this Agreement shall survive the execution and delivery of this Agreement, any due diligence investigation made by any party hereto in respect of the transactions contemplated hereby and the Closing. The representations and warranties of the Purchaser and the Seller contained in this Agreement shall survive until eighteen months following of the Closing Date.

(b) The covenants and agreements of the parties hereto contained in this Agreement and required to be performed prior to the Closing Date shall survive the execution and delivery of this Agreement and the Closing until eighteen months following the Closing Date unless otherwise specifically stated with respect to a covenant or agreement or, if earlier, until fully performed or fulfilled (unless noncompliance with such covenant or agreement is waived in writing by the parties hereto entitled to such performance), it being understood that the covenants and agreements by the Seller and the Purchaser to be performed on or after the Closing Date, including those with respect to the Excluded Liabilities and Assumed Liabilities and, subject to Section 11.1(c) below, the parties’ indemnification obligations pursuant to this Agreement, shall survive without limitation.

(c) No Action for indemnification pursuant to this Article XI alleging an inaccuracy in or a breach of the representations, warranties, covenants and agreements contained in this Agreement may be brought after the expiration date thereof; provided, however, that if prior to such expiration date a party hereto has notified the other party hereto in writing of a claim for indemnification hereunder based on a breach thereof (whether or not formal legal action shall have been commenced based upon such claim), such claim shall continue to be subject to indemnification in accordance with this Article XI.

11.2. Indemnification by the Seller. Within the time periods specified in Section 11.1, and subject to other provisions of this Article XI, from and after the Closing, the Seller and its successors and assigns shall jointly and severally indemnify and hold harmless and defend the Purchaser, and its Affiliates, successors and permitted assigns, and the Representatives of each of them, from and against any and all Damages incurred thereby or caused thereto based on, arising out of or resulting from:

(a) any Excluded Liability;

(b) the inaccuracy in or a breach of a representation and warranty of the Seller contained herein or in any Acquisition Agreement, which shall be determined without giving effect to a “Seller Material Adverse Effect” or “materiality” qualification or limitation (e.g., “in all material respects”; “material”);

(c) the breach of any covenant or agreement of the Seller contained herein or in any other Acquisition Agreement; and

(d) any Taxes required to be paid to a Governmental Authority which Taxes were required to be, but were not, deducted and withheld from the Purchase Price.

11.3. Indemnification by the Purchaser. Within the time periods specified in Section 11.1 and subject to the other provisions of this Article XI from and after the Closing, the

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Purchaser and its successors and assigns shall indemnify and jointly and severally hold harmless and defend the Seller, and its Affiliates, successors and permitted assigns, and the Representatives of each of them, from and against any and all Damages incurred thereby or caused thereto based on, arising out of or resulting from:

(a) any Assumed Liability;

(b) the inaccuracy or the breach of a representation and warranty of the Purchaser contained herein or in any other Acquisition Agreement, which shall be determined without giving effect to a “Purchaser Material Adverse Effect” or “materiality” qualification or limitation (e.g., “in all material respects”; “material”);

(c) breach of any covenant or agreement of the Purchaser contained herein or in any other Acquisition Agreement.

11.4. Notice and Payment of Claims.

(a) The Indemnified Party shall notify the Indemnifying Party promptly (but in no event more than 30 days) after becoming aware of, and shall provide to the Indemnifying Party as soon as practicable thereafter any and all information and documentation in the possession or control of the Indemnified Party, necessary to support and verify, any Damages that the Indemnified Party shall have determined have given rise to, or could reasonably be expected to give rise to, a claim for indemnification hereunder; provided, however, that the right of the Indemnified Party to indemnification shall be reduced in the event of its failure to give timely notice only to the extent the Indemnifying Party is prejudiced thereby.

(b) Any Liability for indemnification by the Indemnifying Party under this Article XI shall be paid by the Indemnifying Party on demand in U.S. dollars after such Liability shall have been finally determined.

11.5. Matters Involving Third Parties.

(a) If any third party shall commence a Third Party Action against any Indemnified Party with respect to any matter which may give rise to a claim for indemnification against any Indemnifying Party under this Article XI, the Indemnified Party shall notify the Indemnifying Party thereof in writing as soon as practicable, but in no event more than ten days after the Indemnified Party shall have been served with legal process or otherwise received notice of the commencement of such Action; provided, however, that the right of the Indemnified Party to indemnification shall be reduced in the event of its failure to give timely notice only to the extent the Indemnifying Party is prejudiced thereby.

(b) The Indemnifying Party shall have the right to defend the Indemnified Party against the Third Party Action with counsel and other Representatives of its choice so long as (i) the Indemnifying Party shall notify the Indemnified Party in writing (within the 10-day period after its receipt of notice of the Third Party Action) that it will indemnify the Indemnified Party from and against any Damages the Indemnified Party may suffer arising out of the Third Party Action; and (ii) the Indemnifying Party diligently conducts the defense of the Third Party

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Action in the reasonable opinion of the Indemnified Party. In the event the Indemnifying Party does not comply with clauses (i) or (ii) of the preceding sentence, the Indemnified Party may defend against the Third Party Action preserving its rights to indemnification hereunder including, without limitation, for the cost of such defense.

(c) So long as the Indemnifying Party is diligently conducting the defense of the Third Party Action in accordance with Section 11.5(b) above, (i) the Indemnified Party may retain separate co-counsel, at its sole cost and expense, and participate in the defense of the Third Party Action, (ii) the Indemnified Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Action without the prior written consent of the Indemnifying Party, which consent shal1 not be unreasonably withheld or delayed, (iii) the Indemnified Party shall fully cooperate within reason with the Indemnifying Party’s defense of such Third Party Action including, without limitation, providing any and all required information and documents and access to Representatives of the Indemnified Party with knowledge of issues relevant to the claim or litigation (any such activities required to discharge this obligation to cooperate shall be incurred at the sole expense of the Indemnified Party) and (iv) the Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Action without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed. For the avoidance of doubt, it shall be reasonable for an Indemnified Party or an Indemnifying Party hereunder, as applicable, to withhold or delay consent to the entry of any judgment or any settlement in connection with which an order, injunction or other equitable relief or relief for other than monetary damages would be issued or would involve an admission of liability or wrongdoing by such Indemnified Party or Indemnifying Party, as applicable, or would be reasonably likely to materially adversely affect the properties or business of such party.

(d) Anything contained in Section 11.5 to the contrary notwithstanding, an Indemnified Party shall be entitled to assume the defense of any Third Party Action (and the Indemnifying Party shall be liable for the reasonable fees and expenses incurred by the Indemnified Party in defending such claim) if the Third Party Action seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnified Party, which the Indemnified Party determines, after conferring with its counsel, cannot be separated from any related claim for money damages and which, if successful, would materially adversely affect the properties or the business of the Indemnified Party; provided, however, if such equitable relief portion of such Third Party Action can be so separated from that for money damages, the Indemnifying Party shall be entitled to assume the defense of the portion relating to money damages.

11.6. Limitation of Remedies.

(a) In no event shall the Indemnifying Party be liable for any Damages for a breach by such Indemnifying Party of its representations, warranties or covenants hereunder unless and until the aggregate amount of all such Damages exceeds [***] (the “Threshold Loss Amount”), in which case Seller shall be liable for all such Damages in excess of [***].

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(b) In no event shall the Seller be liable for Damages (i) pursuant to a breach of its representations and warranties in excess of [***] in the aggregate (the “Cap”) or (ii) pursuant to a breach of its obligations under [***] hereof in excess of [***]. In no event shall the Purchaser be liable for Damages pursuant to a breach of the representations and warranties in excess of the Cap.

(c) The amount of any Damages under Section 11.2 shall be reduced by (i) the amount of any actual Tax benefits received by the Indemnified Party within three (3) years from the Closing Date that result from the Liability that gave rise to such indemnity and (ii) the amount of any insurance proceeds paid to the Indemnified Party relating to such claim.

(d) The indemnification provided for in this Article XI shall be the sole and exclusive remedy of the Purchaser and the Seller and in lieu of any other remedies that may be available to the Purchaser or the Seller pursuant to any statutory or common law with respect to any Damages of any kind or nature, incurred indirectly or directly, resulting from or arising out of any breach of the Acquisition Agreements, including inaccuracies in or breaches of representations and warranties (but excluding any claims for actual fraud); provided, however, that Purchaser and Seller may seek appropriate equitable relief in a court of proper jurisdiction.

(e) Notwithstanding anything to the contrary contained herein, although a party may be entitled to make a claim for indemnification pursuant to more than one section of this Article XI, a party shall not be entitled to recover indemnification for the same claim under more than one section of this Article XI.

ARTICLE XII

TERMINATION

12.1. Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by the mutual written consent of the Purchaser and the Seller;

(b) by either the Purchaser or the Seller, upon at least ten days prior written notice, if there shall have been a material breach by the other party of any of the representations, warranties, covenants or other obligations under this Agreement which shall not have been waived by the non-breaching party and which breach cannot be cured by the date set forth in Section 12.1(c) below so long as the terminating party is not in breach of this Agreement;

(c) subject to Sections 12.1(d) below, by either the Purchaser or the Seller, provided such party is not in material breach of any of the representations, warranties, covenants or other obligations under this Agreement which shall not have been waived by the non-breaching party, upon written notice, if the Closing shall not have occurred on or before July 31, 2006 for any reason; and

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(d) by either the Purchaser or the Seller if any Governmental Authority having competent jurisdiction shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement or the other Acquisition Documents, and such order, decree, ruling or other action shall have become final and non-appealable.

12.2. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 12.1 hereof,

(a) such termination shall be the sole remedy (except as set forth in Section 12.2(b) below) and, except with respect to Section 6.6 (Confidentiality), Section 10.4 (Specific Performance; Injunctive Relief), Section 12.1 (Termination), Section 12.2 (Effect of Termination), Section 13.1 (Public Announcements), Section 13.3 (Fees and Expenses) and Section 13.8 (Entire Agreement) hereof, this Agreement shall forthwith become void. The non-breaching party may seek only those remedies available to it at law or equity.

(b) If the Seller shall default in its obligations to Transfer to the Purchaser the Transferred Assets in accordance with the terms hereof, and provided that the Purchaser shall have performed all of its obligations hereunder and shall have been ready, willing and able to fulfill the conditions set forth in Article IX hereof, then the Purchaser shall be entitled to all of its rights and remedies at law or in equity including, without limitation, specific performance of this Agreement.

ARTICLE XIII

MISCELLANEOUS

13.1. Public Announcements. Except as required by applicable Law or any Governmental Authority with competent jurisdiction, prior to the Closing, neither party hereto, nor any of their respective Affiliates and Representatives, shall issue any press release or make any public announcement or disclosure with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld or delayed. The Seller and the Purchaser shall agree on the content of the press release announcing the execution of this Agreement and the consummation of the transactions contemplated hereby prior to any release.

13.2. Amendment; Waiver. Neither this Agreement, nor any of the terms or provisions hereof, may be amended, modified, supplemented or waived except by a written instrument signed by all of the parties hereto (or, in the case of a waiver, by the party granting such waiver). No waiver of any of the terms or provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other term or provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. No failure of a party hereto to insist upon strict compliance by another party hereto with any obligation, covenant, agreement or condition contained in this Agreement shall operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of a party hereto, such consent shall be given in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 13.2.

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13.3. Fees and Expenses. Except as otherwise expressly provided in Sections 2.8 of this Agreement, each of the parties hereto shall bear and pay all fees, costs and expenses incurred by it or any of its Affiliates in connection with the origin, preparation, negotiation, execution and delivery of this Agreement and the other Acquisition Documents and the transactions contemplated hereby or thereby (whether or not such transactions are consummated), including, without limitation, any fees, expenses or commissions of any of its Representatives.

13.4. Notices.

(a) All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and mailed or facsimiled or delivered by hand or courier service:

(i)	If to the Seller, to:

AstraZeneca UK Limited

15 Stanhope Gate

London, W1K 1LN, England

Telephone No.: 011 44 20 7304 5000

Facsimile No.: 011 44 20 7304 5151

Attention: General Counsel

with a copy to:

Ropes & Gray LLP

One International Place

Boston, MA 02110-2624

Telephone No.: (617) 951-7000

Facsimile No.: (617) 951-7050

Attention: Marc Rubenstein, Esq.

(ii)	If to the Purchaser, to:

Abraxis Bioscience, Inc.

11777 San Vicente Boulevard, #500

Los Angeles, CA 90049

Telephone No.: (310) 826-8505

Facsimile No.: (310) 826-8525

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with a copy to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, NY 10004

Telephone No.: (212) 859-8000

Facsimile No.: (212) 859-4000

Attention: Philip Richter, Esq.

(b) All notices and other communications required or permitted under this Agreement which are addressed as provided in this Section 13.4 (i) if delivered personally against proper receipt or by confirmed facsimile transmission shall be effective upon delivery and (ii) if delivered (A) by certified or registered mail with postage prepaid shall be effective five business days or (B) by Federal Express or similar courier service with courier fees paid by the sender, shall be effective two business days following the date when mailed or couriered, as the case may be. Any party hereto may from time to time change its address for the purpose of notices to such party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the party sought to be charged with its contents.

13.5. Assignment. This Agreement and all of the terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and neither this Agreement nor any of the rights, interests or obligations hereunder of the parties hereto may be assigned by any of the parties hereto without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, that the Purchaser may, without the consent of the Seller and subject to Section 10.12, assign all of its rights hereunder to any successor in interest (whether by merger, acquisition, asset purchase or otherwise) to all or substantially all of the generic pharmaceutical business of the Purchaser and may assign its rights with respect to any Product or Products to any Person to which the right to market, promote or sell such Product is granted or transferred. Any assignment made in contravention of the terms of this Section 13.5 shall be void ab initio.

13.6. Governing Law; Consent to Jurisdiction.

(a) This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the conflicts of laws principles thereof.

(b) Each party to this Agreement hereby irrevocably submits to the exclusive jurisdiction of any State or Federal Court sitting or located in the State of New York (a “New York Court”) in any Action arising out of or relating to this Agreement or the other Acquisition Documents (except as otherwise provided for therein), except as expressly provided otherwise herein, and each such party hereby irrevocably agrees that all claims in respect of such Action shall be heard and determined in such New York Court. Each party, to the extent permitted by applicable laws, hereby expressly waives any defense or objection to jurisdiction or venue based on the doctrine of Forum Non Conveniens, and stipulates that any New York Court shall have In

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Personam jurisdiction and venue over such party for the purpose of litigating any dispute or controversy between the parties arising out of or related to this Agreement or the other Acquisition Documents. In the event any party shall commence or maintain any Action arising out of or related to this Agreement in a forum other than a New York Court, except as expressly provided otherwise herein, the other party shall be entitled to request the dismissal or stay of such Action, and each such party stipulates for itself that such Action shall be dismissed or stayed. To the extent that any party to this Agreement has or hereafter may acquire any immunity from jurisdiction of any New York Court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, each such party hereby irrevocably waives such immunity.

(c) Each party irrevocably consents to the service of process of any of the Delaware Courts in any such Action by any means permitted by the rules applicable in such Delaware Court including, if permissible, personal delivery of the copies thereof or by the mailing of the copies thereof by certified mail, return receipt requested, postage prepaid, to it at its address specified in accordance with Section 13.4 above, such service to become effective upon the earlier of (i) the date ten calendar days after such mailing or (ii) any earlier date permitted by applicable law.

13.7. Headings. The headings contained in this Agreement and the Schedules hereto are for convenience of reference only and shall not constitute a part hereof or define, limit or otherwise affect the meaning of any of the terms or provisions hereof.

13.8. Entire Agreement. Other than as set forth in this Section 13.8 or any other Acquisition Document, this Agreement and the other Acquisition Documents embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements, commitments, arrangements, negotiations or understandings, whether oral or written, between the parties hereto, their respective Affiliates or any of the Representatives of any of them with respect thereto. There are no agreements, covenants or undertakings with respect to the subject matter of this Agreement and the other Acquisition Agreements other than those expressly set forth or referred to herein or therein and no representations or warranties of any kind or nature whatsoever, express or implied, are made or shall be deemed to be made herein by the parties hereto except those expressly made in this Agreement and the other Acquisition Agreements.

13.9. Severability. Each term and provision of this Agreement constitutes a separate and distinct undertaking, covenant, term and/or provision hereof. In the event that any term or provision of this Agreement shall be determined by a court of competent jurisdiction to be unenforceable, invalid or illegal in any respect, such unenforceability, invalidity or illegality shall, to the fullest extent permitted by Law, not affect any other term or provision hereof, but this Agreement shall be construed as if such unenforceable, invalid or illegal term or provision had never been contained herein. Moreover, if any term or provision of this Agreement shall for any reason be held by a court of competent jurisdiction to be excessively broad as to time, duration, activity, scope or subject, the parties request that it be construed, by limiting and reducing it, so as to be enforceable to the fullest extent permitted under applicable Law.

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13.10. No Third Party Beneficiaries. Except as and to the extent otherwise provided herein, nothing in this Agreement is intended, nor shall anything herein be construed, to confer any rights, legal or equitable, in any Person other than the parties hereto and their respective successors and permitted assigns.

13.11. References to Articles, Etc. All references herein to Articles, Sections, Exhibits and Schedules shall be to Articles and Sections of and Exhibits and Schedules to this Agreement.

13.12. References to “Herein,” Etc. As used in this Agreement, the words “herein”, “hereof”, “hereby” and “hereunder” shall refer to this Agreement as a whole, and not to any particular section, provision or subdivision of this Agreement.

13.13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

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IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first written above.

ASTRAZENECA UK LIMITED

By:	/s/ Graeme Musker
Name:	Graeme Musker
Title:	Secretary

ABRAXIS BIOSCIENCE, INC.

By:	/s/ Patrick Soon-Shiong
Name:	Patrick Soon-Shiong
Title:	Chairman and Chief Executive Officer